Published CUSIP Number: ___________

$225,000,000

CREDIT AGREEMENT

among

INNOPHOS HOLDINGS, INC.,
as the Company,

CERTAIN DOMESTIC SUBSIDIARIES OF THE COMPANY
FROM TIME TO TIME PARTY HERETO,
as Subsidiary Borrowers,

CERTAIN DOMESTIC SUBSIDIARIES OF THE COMPANY
FROM TIME TO TIME PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

and

BANK OF AMERICA, N.A.,

as Syndication Agent

Dated as of August 27, 2010

WELLS FARGO SECURITIES, LLC

and

BANC OF AMERICA SECURITIES LLC
as Joint Lead Arrangers and Joint Bookrunners

Prepared by:  Moore&VanAllen

TABLE OF CONTENTS

Page

ARTICLE I  DEFINITIONS

Section 1.1       Defined Terms.

Section 1.2       Other Definitional Provisions.

Section 1.3       Accounting Terms.

Section 1.4       Time References.

Section 1.5       Execution of Documents.

Section 1.6       Foreign Currency.

ARTICLE II  THE LOANS; AMOUNT AND TERMS

Section 2.1       Revolving Loans.

Section 2.2       Term Loan.

Section 2.3       Letter of Credit Subfacility.

Section 2.4       Swingline Loan Subfacility.

Section 2.5       Fees.

Section 2.6       Commitment Reductions.

Section 2.7       Prepayments.

Section 2.8       Default Rate and Payment Dates.

Section 2.9       Conversion Options.

Section 2.10     Computation of Interest and Fees; Usury.

Section 2.11     Pro Rata Treatment and Payments.

Section 2.12     Non-Receipt of Funds by the Administrative Agent.

Section 2.13     Inability to Determine Interest Rate.

Section 2.14     Yield Protection.

Section 2.15     Compensation for Losses; Eurocurrency Liabilities.

Section 2.16     Taxes.

Section 2.17     Indemnification; Nature of Issuing Lender’s Duties.

Section 2.18     Illegality.

Section 2.19     Replacement of Lenders.

Section 2.20     Cash Collateral.

Section 2.21     Defaulting Lenders.

Section 2.22     Incremental Facility.

ARTICLE III  REPRESENTATIONS AND WARRANTIES

Section 3.1       Financial Condition.

Section 3.2       No Material Adverse Effect.

Section 3.3       Corporate Existence; Compliance with Law; Patriot Act Information.

Section 3.4       Corporate Power; Authorization; Enforceable Obligations.

Section 3.5       No Legal Bar; No Default.

Section 3.6       No Material Litigation.

Section 3.7       Investment Company Act; etc.

Section 3.8       Margin Regulations.

Section 3.9       ERISA.

Section 3.10     Environmental Matters.

Section 3.11     Use of Proceeds.

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Section 3.12     Subsidiaries; Joint Ventures; Partnerships.

Section 3.13     Ownership.

Section 3.14     Consent; Governmental Authorizations.

Section 3.15     Taxes.

Section 3.16     Collateral Representations.

Section 3.17     Solvency.

Section 3.18     Compliance with FCPA.

Section 3.19     No Burdensome Restrictions.

Section 3.20     Brokers’ Fees.

Section 3.21     Labor Matters.

Section 3.22     Accuracy and Completeness of Information.

Section 3.23     Insurance.

Section 3.24     Security Documents.

Section 3.25     Classification of Senior Indebtedness.

Section 3.26     Anti-Terrorism Laws.

Section 3.27     Compliance with OFAC Rules and Regulations.

Section 3.28     Authorized Officer.

Section 3.29     Regulation H.

Section 3.30     Material Contracts.

ARTICLE IV  CONDITIONS PRECEDENT

Section 4.1       Conditions to Closing Date.

Section 4.2       Conditions to All Extensions of Credit.

ARTICLE V  AFFIRMATIVE COVENANTS

Section 5.1       Financial Statements.

Section 5.2       Certificates; Other Information.

Section 5.3       Payment of Taxes and Other Obligations.

Section 5.4       Conduct of Business and Maintenance of Existence.

Section 5.5       Maintenance of Property; Insurance; Contractual Obligations.

Section 5.6       Maintenance of Books and Records.

Section 5.7       Notices.

Section 5.8       Environmental Laws.

Section 5.9       Financial Covenants.

Section 5.10     Additional Guarantors.

Section 5.11     Compliance with Law.

Section 5.12     Pledged Assets.

Section 5.13     Landlord Waivers and Warehouseman Agreements.

Section 5.14     Further Assurances and Post-Closing Items.

ARTICLE VI  NEGATIVE COVENANTS

Section 6.1       Indebtedness.

Section 6.2       Liens.

Section 6.3       Nature of Business.

Section 6.4       Consolidation, Merger, Sale or Purchase of Assets, etc.

Section 6.5       Advances, Investments and Loans.

Section 6.6       Transactions with Affiliates.

Section 6.7       Ownership of Subsidiaries; Restrictions.

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Section 6.8       Corporate Changes.

Section 6.9       Limitation on Restricted Actions.

Section 6.10     Restricted Payments.

Section 6.11     Amendment of Subordinated Debt.

Section 6.12     Sale Leasebacks.

Section 6.13     No Further Negative Pledges.

Section 6.14     Account Control Agreements; Additional Bank Accounts.

Section 6.15     Holding Company.

ARTICLE VII  EVENTS OF DEFAULT

Section 7.1       Events of Default.

Section 7.2       Acceleration; Remedies.

ARTICLE VIII  THE ADMINISTRATIVE AGENT

Section 8.1       Appointment and Authority.

Section 8.2       Nature of Duties.

Section 8.3       Exculpatory Provisions.

Section 8.4       Reliance by Administrative Agent.

Section 8.5       Notice of Default.

Section 8.6       Non-Reliance on Administrative Agent and Other Lenders.

Section 8.7       Indemnification.

Section 8.8       Administrative Agent in Its Individual Capacity.

Section 8.9       Successor Administrative Agent.

Section 8.10     Collateral and Guaranty Matters.

Section 8.11     Bank Products.

ARTICLE IX  MISCELLANEOUS

Section 9.1       Amendments, Waivers, Consents and Release of Collateral.

Section 9.2       Notices.

Section 9.3       No Waiver; Cumulative Remedies.

Section 9.4       Survival of Representations and Warranties.

Section 9.5       Payment of Expenses and Taxes; Indemnity.

Section 9.6       Successors and Assigns; Participations.

Section 9.7       Right of Set‑off; Sharing of Payments.

Section 9.8       Table of Contents and Section Headings.

Section 9.9       Counterparts; Effectiveness; Electronic Execution.

Section 9.10     Severability.

Section 9.11     Integration.

Section 9.12     Governing Law.

Section 9.13     Consent to Jurisdiction; Service of Process and Venue.

Section 9.14     Confidentiality.

Section 9.15     Acknowledgments.

Section 9.16     Waivers of Jury Trial; Waiver of Consequential Damages.

Section 9.17     Patriot Act Notice.

Section 9.18     Resolution of Drafting Ambiguities.

Section 9.19     Subordination of Intercompany Debt.

Section 9.20     Continuing Agreement.

Section 9.21     Press Releases and Related Matters.

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Section 9.22     Appointment of Company.

Section 9.23     No Advisory or Fiduciary Responsibility.

Section 9.24     Responsible Officers and Authorized Officers.

Section 9.25     Hedging Agreements.

Section 9.26     Concerning Joint and Several Obligations of the Borrowers.

Section 9.27     Judgment Currency.

ARTICLE X  GUARANTY

Section 10.1     The Guaranty.

Section 10.2     Bankruptcy.

Section 10.3     Nature of Liability.

Section 10.4     Independent Obligation.

Section 10.5     Authorization.

Section 10.6     Reliance.

Section 10.7     Waiver.

Section 10.8     Limitation on Enforcement.

Section 10.9     Confirmation of Payment.

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Schedules

Schedule 1.1(a)                        Investments

Schedule 1.1(b)                        Liens

Schedule 1.1(c)                        Existing Letters of Credit

Schedule 1.1(d)                        Consolidated EBITDA

Schedule 3.3                            Patriot Act Information

Schedule 3.6                            Material Litigation

Schedule 3.12                          Subsidiaries

Schedule 3.15                          Tax Matters

Schedule 3.16(a)                      Intellectual Property

Schedule 3.16(b)                      Documents, Instruments and Tangible Chattel Paper

Schedule 3.16(c)                      Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, Securities Accounts, Uncertificated Investment Property

Schedule 3.16(d)                      Commercial Tort Claims

Schedule 3.16(e)                      Pledged Equity Interests

Schedule 3.16(f)(i)        Mortgaged Properties

Schedule 3.16(f)(ii)                   Other Collateral Locations

Schedule 3.23                          Insurance

Schedule 3.28                          Authorized Officers

Schedule 6.1(b)                        Indebtedness

Schedule 6.8                            Material Contracts

Schedule 6.9                            Restricted Actions

Exhibits

Exhibit 1.1(a)                            Form of Account Designation Notice

Exhibit 1.1(b)                           Form of Assignment and Assumption

Exhibit 1.1(c)                            Form of Joinder Agreement

Exhibit 1.1(d)                           Form of Notice of Borrowing

Exhibit 1.1(e)                            Form of Notice of Conversion/Extension

Exhibit 1.1(f)                            Form of Permitted Acquisition Certificate

Exhibit 1.1(g)                            Form of Bank Product Provider Notice

Exhibit 2.1(a)                            Form of Funding Indemnity Letter

Exhibit 2.1(e)                            Form of Revolving Loan Note

Exhibit 2.2(d)                           Form of Term Loan Note

Exhibit 2.4(d)                           Form of Swingline Loan Note

Exhibit 4.1(b)                            Form of Officer’s Certificate

Exhibit 4.1(g)                            Form of Solvency Certificate

Exhibit 4.1(l)                             Form of Financial Condition Certificate

Exhibit 5.2(b)                           Form of Officer’s Compliance Certificate

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THIS CREDIT AGREEMENT, dated as of August 27, 2010, is by and among INNOPHOS HOLDINGS, INC., a Delaware corporation (the “Company”), the Subsidiary Borrowers (as hereinafter defined), the Guarantors (as hereinafter defined), the Lenders (as hereinafter defined) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Credit Parties (as hereinafter defined) have requested that the Lenders make loans and other financial accommodations to the Credit Parties in an aggregate amount of up to $225,000,000, as more particularly described herein; and

WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Credit Parties on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1      Defined Terms.

As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

“Accessible Borrowing Availability” shall mean, as of any date of determination, the amount that the Borrowers are able to borrow on such date under the Revolving Committed Amount without a Default or Event of Default occurring or existing after giving pro forma effect to such borrowing.

“Account Designation Notice” shall mean the Account Designation Notice dated as of the Closing Date from the Company to the Administrative Agent in substantially the form attached hereto as Exhibit 1.1(a).

“Additional Credit Party” shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

“Administrative Agent” or “Agent” shall have the meaning set forth in the first paragraph of this Agreement and shall include any successors in such capacity.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified.

“Agreement” or “Credit Agreement” shall mean this Agreement, as amended, modified, extended, restated, replaced, or supplemented from time to time in accordance with its terms.

            “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the sum of (i) LIBOR (as determined pursuant to the definition of LIBOR), for an Interest Period of one (1) month commencing on such day plus (ii) 1.00%, in each instance as of such date of determination.  For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Wells Fargo at its principal office in Charlotte, North Carolina as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs.  The parties hereto acknowledge that the rate announced publicly by Wells Fargo as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) (A) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms above or (B) that the Prime Rate or LIBOR no longer accurately reflects an accurate determination of the prevailing Prime Rate or LIBOR, the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Alternate Base Rate, until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in any of the foregoing will become effective on the effective date of such change in the Federal Funds Rate, the Prime Rate or LIBOR for an Interest Period of one (1) month.  Notwithstanding anything contained herein to the contrary, to the extent that the provisions of Section 2.13 shall be in effect in determining LIBOR pursuant to clause (c) hereof, the Alternate Base Rate shall be the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

“Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

“Applicable Amount” shall mean, at any date, the excess of (a) the sum of (i) $100,000,000 plus (ii) 50% of the sum of Free Cash Flow (whether positive or negative) for each fully completed fiscal year of the Company ending after the Closing Date for which financial statements have been delivered pursuant to Section 5.1(a); provided, however, in no event shall the amount set forth in this clause (a) (1) exceed $250,000,000 at any time or (2) be less than $100,000,000 at any time; minus (b) the sum without duplication of (i) the aggregate amount of the Applicable Amount used to make Investments pursuant to Section 6.5(h)(i) since the Closing Date (net of any returns as provided for in the last sentence of the definition of “Investment”) and (ii) the aggregate amount of the Applicable Amount used to consummate Permitted Acquisitions of Foreign Subsidiaries pursuant to clause (vii) of the definition of Permitted Acquisitions since the Closing Date.  In the event that any Investment is made by a Borrower or any Subsidiary in any Person in order to consummate a Permitted Acquisition of a Foreign Subsidiary through substantially concurrent interim transfers, it is understood and agreed that such interim transfers shall be disregarded for purposes of calculating the Applicable Amount, resulting in such Investment and such Permitted Acquisition being calculated without duplication for purposes of determining the Applicable Amount.

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“Applicable Margin” shall mean, for any day, the rate per annum set forth below opposite the applicable level then in effect (based on the Total Leverage Ratio), it being understood that the Applicable Margin for (a) Alternate Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (b) LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Margin & Letter of Credit Fee”, (c) the Letter of Credit Fee shall be the percentage set forth under the column “LIBOR Margin & Letter of Credit Fee”, and (d) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee”:

Applicable Margin
Level	Total Leverage Ratio	LIBOR Margin & Letter of Credit Fee	Base Rate Margin	Commitment Fee
I	Less than 1.00 to 1.00	2.25%	1.25%	0.250%
II	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	2.50%	1.50%	0.375%
III	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	2.75%	1.75%	0.500%
IV	Greater than or equal to 2.00 to 1.00	3.00%	2.00%	0.500%

The Applicable Margin shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Company the quarterly financial information (in the case of the first three fiscal quarters of the Company’s fiscal year), the annual financial information (in the case of the fourth fiscal quarter of the Company’s fiscal year) and the certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b) (each an “Interest Determination Date”).  Such Applicable Margin shall be effective from such Interest Determination Date until the next such Interest Determination Date.  After the Closing Date, if the Credit Parties shall fail to provide the financial information or certifications in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b), the Applicable Margin shall, on the date five (5) Business Days after the date by which the Credit Parties were so required to provide such financial information or certifications to the Administrative Agent and the Lenders, be based on Level IV until such time as such information or certifications or corrected information or corrected certificates are provided, whereupon the Level shall be determined by the then current Total Leverage Ratio.  Notwithstanding the foregoing, the initial Applicable Margins shall be set with pricing no lower than that set forth in Level II until the financial information and certificates required to be delivered pursuant to Section 5.1 and 5.2 for the first full fiscal quarter to occur following the Closing Date have been delivered to the Administrative Agent, for distribution to the Lenders.  In the event that any financial statement or certification delivered pursuant to Sections 5.1 or 5.2 is shown to be inaccurate (while this Agreement or the Commitments are in effect), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, the Company shall immediately (a) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (b) determine the Applicable Margin for such Applicable Period based upon the corrected compliance certificate, and (c) immediately pay to the Administrative Agent for the benefit of the Lenders the accrued additional interest and other fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly distributed by the Administrative Agent to the Lenders entitled thereto.  It is acknowledged and agreed that nothing contained herein shall limit the rights of the Administrative Agent and the Lenders under the Credit Documents, including their rights under Sections 2.8 and 7.1.

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“Applicable Percentage” shall mean, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentage shall be determined based on the Commitments most recently in effect, giving effect to any assignments.

“Anti-Terrorism Order” shall mean that certain Executive Order 13224 signed into law on September 23, 2001.

“Approved Bank” shall have the meaning set forth in the definition of “Cash Equivalents.”

“Approved Fund” shall mean any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean WFS and Banc of America Securities LLC, together with their successors and assigns.

“Asset Disposition” shall mean the Disposition of any or all of the assets (including, without limitation, the Equity Interests of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary (other than an Excluded Joint Venture) whether by sale, lease, transfer or otherwise, in a single transaction or in a series of transactions.  The term “Asset Disposition” shall not include (a) the sale, lease, transfer or other disposition of assets permitted by Subsections 6.4(a)(i) through (v), Subsection 6.4(a)(vii)(A) and Subsections 6.4(a)(viii) through (xiii), or (b) any Equity Issuance.

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“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.6), and accepted by the Administrative Agent, in substantially the form of Exhibit 1.1(b) or any other form approved by the Administrative Agent.

“Authorized Officers” shall mean the Responsible Officers set forth on Schedule 3.28.

“Bank Product” shall mean any of the following products, services or facilities extended to any Credit Party or any Subsidiary (other than an Excluded Joint Venture) by any Bank Product Provider: (a) Cash Management Services; (b) products under any Hedging Agreement; and (c) commercial credit card, purchase card and merchant card services; provided, however, that for any of the foregoing to be included as “Credit Party Obligations” for purposes of a distribution under Section 2.11(b), the applicable Bank Product Provider must have previously provided a Bank Product Provider Notice to the Administrative Agent which shall provide the following information: (i) the existence of such Bank Product and (ii) the maximum dollar amount (if reasonably capable of being determined) of obligations arising thereunder (the “Bank Product Amount”).  The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the Bank Product Provider.  Any Bank Product established from and after the time that the Lenders have received written notice from the Company or the Administrative Agent that an Event of Default exists, until such Event of Default has been waived in accordance with Section 9.1, shall not be included as “Credit Party Obligations” for purposes of a distribution under Section 2.11(b).

“Bank Product Amount” shall have the meaning set forth in the definition of Bank Product.

“Bank Product Debt” shall mean the Indebtedness and other obligations of any Credit Party or Subsidiary relating to Bank Products.

“Bank Product Provider” shall mean any Person that provides Bank Products to a Credit Party or any Subsidiary (other than an Excluded Joint Venture) that is permitted by Section 6.1(e) to the extent that (a) such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Bank Product but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement or (b) such Person is a Lender or an Affiliate of a Lender on the Closing Date and the Bank Product was entered into on or prior to the Closing Date (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender).

“Bank Product Provider Notice” shall mean a notice substantially in the form of Exhibit 1.1(g).

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“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” shall mean any of the events described in Section 7.1(f).

“Borrowers” shall mean the Company and the Subsidiary Borrowers.

“Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.

“Business” shall have the meaning set forth in Section 3.10.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

“Canadian Dollars” shall mean dollars in the lawful currency of Canada.

“Capital Lease” shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Lease Obligations” shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender or Swingline Lender (as applicable) and the Lenders, as collateral for LOC Obligations, obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Lender or Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Lender or the Swingline Lender.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) Dollar denominated time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating at the time of the acquisition thereof is at least A-1 or the equivalent thereof from S&P or from Moody’s is at least P-1 or the equivalent thereof from Moody’s (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A‑1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements with a term of not more than thirty (30) days with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) money market accounts subject to Rule 2a-7 of the Investment Company Act of 1940 (“Rule 2a-7”) which consist primarily of cash and cash equivalents set forth in clauses (a) through (e) above and of which 95% shall at all times be comprised of First Tier Securities (as defined in Rule 2a-7) and any remaining amount shall at all times be comprised of Second Tier Securities (as defined in Rule 2a-7), (g) shares of any so-called “money market fund”; provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $500,000,000 and has an investment portfolio with an average maturity of 365 days or less and (h) instruments equivalent in credit quality and tenor and comparable in type to those referred to in clauses (a) through (g) above denominated in Pesos, Sterling, Euros or any other foreign currency and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by the Company or any Subsidiary organized in or doing business in such jurisdiction.

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“Cash Management Services” shall mean any services provided from time to time to any Credit Party or Subsidiary (other than an Excluded Joint Venture) in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services and all other treasury and cash management services.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” shall mean at any time the occurrence of any of the following events:  (a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty-five percent (35%) or more of the then outstanding Voting Stock of the Company; or (b) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or (c) the Company shall fail, directly or indirectly, to legally and beneficially own 100% of the Equity Interests of each Subsidiary Borrower (unless such Subsidiary Borrower has been Disposed of pursuant to a transaction otherwise permitted hereunder).

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“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents and any other property or assets of a Credit Party, whether tangible or intangible and whether real or personal, that may from time to time secure the Credit Party Obligations; provided that there shall be excluded from the Collateral (a) any account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or Sanctioned Entity, (b) any lease in which the lessee is a Sanctioned Person or Sanctioned Entity, (c) the Equity Interests of any Excluded Joint Venture to the extent specifically excluded by the Security Documents, (d) more than 65% of the Voting Stock of any Foreign Subsidiary, (e) any property of any Foreign Subsidiary or Excluded Joint Venture or (f) any other property specifically excluded pursuant to the Security Documents.

“Commitment” shall mean the Revolving Commitments, the LOC Commitment, the Term Loan Commitments and the Swingline Commitment, individually or collectively, as appropriate.

“Commitment Fee” shall have the meaning set forth in Section 2.5(a).

            “Committed Funded Exposure” shall mean, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans, LOC Obligations and Swingline Obligations at such time.

“Commitment Percentage” shall mean the Revolving Commitment Percentage and/or the Term Loan Commitment Percentage, as appropriate.

“Commitment Period” shall mean (a) with respect to Revolving Loans and Swingline Loans, the period from and including the Closing Date to but excluding the Revolver Maturity Date and (b) with respect to Letters of Credit, the period from and including the Closing Date to but excluding the date that is thirty (30) days prior to the Revolver Maturity Date.

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001(b)(1) of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 412 of the Code to the extent required by such Section, Section 414(m) or 414(o) of the Code.

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            “Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Consolidated” shall mean, when used with reference to financial statements or financial statement items of the Company and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated Capital Expenditures” shall mean, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, all expenditures of the Credit Parties and their Subsidiaries (excluding any Excluded Joint Venture) on a Consolidated basis for such period that in accordance with GAAP would be classified as capital expenditures, including, without limitation, Capital Lease Obligations.  The term “Consolidated Capital Expenditures” shall not include (a) any Permitted Acquisition, (b) capital expenditures in respect of the reinvestment of proceeds from Asset Dispositions in accordance with the terms of Section 2.7(b)(ii) and Recovery Events in accordance with the terms of Section 2.7(b)(v), (c) the purchase price of equipment that is purchased during such period to the extent the consideration therefor consists of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business or (d) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of the such price is reduced by the credit granted by the seller of such equipment for the equipment being traded at such time.

“Consolidated EBITDA” shall mean, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, without duplication, (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income for such period:  (i) net interest expense for such period, (ii) tax expense (including, without limitation, any federal, state, local and foreign income and similar taxes) of the Credit Parties and their Subsidiaries for such period, (iii) depreciation and amortization expense of the Credit Parties and their Subsidiaries for such period, and (iv) other non-cash charges (excluding reserves for future cash charges) of the Credit Parties and their Subsidiaries for such period minus (c) non-cash charges previously added back to Consolidated Net Income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period minus (d) any non-cash gains during such period; provided that, notwithstanding the foregoing, Consolidated EBITDA for the fiscal quarters ending September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010 shall be the amounts corresponding to such fiscal quarters set forth on Schedule 1.1(d).

“Consolidated Funded Debt” shall mean, as of any date of determination, Funded Debt of the Credit Parties and their Subsidiaries (excluding the Funded Debt of any Excluded Joint Venture) on a Consolidated basis.

“Consolidated Interest Expense” shall mean, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, all interest expense (excluding amortization of debt discount and premium, but including the interest component under Capital Leases and synthetic leases, tax retention operating leases, off-balance sheet loans and similar off-balance sheet financing products) for such period of the Credit Parties and their Subsidiaries on a Consolidated basis minus interest income of the Credit Parties and their Subsidiaries (excluding, in each case, the interest expense and interest income of any Excluded Joint Venture) for such period.  For the purposes of the foregoing, Consolidated Interest Expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to interest rate Hedging Agreements, but shall exclude any gain or loss recognized under GAAP that results from the mark-to-market valuation of any net obligations under any interest rate Hedging Agreement.  Notwithstanding the foregoing, for purposes of calculating Consolidated Interest Expense for the fiscal quarters ending September 30, 2010, December 31, 2010 and March 31, 2011, Consolidated Interest Expense shall be annualized during such fiscal quarters such that (a) for the calculation of Consolidated Interest Expense as of September 30, 2010, Consolidated Interest Expense for the fiscal quarter then ending will be multiplied by four (4), (b) for the calculation of Consolidated Interest Expense as of December 31, 2010, Consolidated Interest Expense for the two fiscal quarter period then ending will be multiplied by two (2) and (c) for the calculation of Consolidated Interest Expense as of March 31, 2011, Consolidated Interest Expense for the three fiscal quarter period then ending will be multiplied by one and one‑third (1 1/3).  For purposes of all computations of Consolidated Interest Expense for the fiscal quarter ending September 30, 2010, Consolidated Interest Expense for such fiscal quarter shall be (i) decreased by an amount equal to (A) actual interest expense attributable to the Subordinated Notes for such fiscal quarter plus (B) actual interest expense attributable to the Term Loan for such fiscal quarter plus (C) actual interest expense attributable to the first $73,000,000 of Revolving Loan borrowings made from the date the Subordinated Notes are paid in full through the end of such fiscal quarter and (ii) increased by an amount equal to $1,633,955.56.

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“Consolidated Net Income” shall mean, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, the net income (excluding (a) extraordinary losses and gains, (b) gains and losses from Asset Dispositions not in the ordinary course of business, (c) gains and losses from the early extinguishment of Indebtedness, (d) all non-cash income, (e) tax credits, rebates and other benefits and (f) income received from joint venture investments (including Excluded Joint Ventures) to the extent not received in cash by a Credit Party or a Subsidiary (other than an Excluded Joint Venture)) of the Credit Parties and their Subsidiaries on a Consolidated basis for such period, all as determined in accordance with GAAP.

            “Consolidated Tangible Assets” shall mean the book value of the total assets of the Company and the Subsidiaries (other than Excluded Joint Ventures) less the book value of all intangible assets, including goodwill, trademarks, non-compete agreements, customer relationships, patents, unamortized deferred financing fees, and other rights or nonphysical resources that are presumed to represent an advantage to the Company and its Subsidiaries in the marketplace, in each case determined on a consolidated basis in accordance with GAAP.

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“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Licenses” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right under any Copyright.

“Copyrights” shall mean all copyrights in all Works, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and all renewals thereof.

“Credit Documents” shall mean this Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, LOC Documents and the Security Documents and all other agreements executed in connection therewith (including any amendments or modifications to the foregoing, but excluding any agreement, document, certificate or instrument related to a Bank Product).

“Credit Party” shall mean any of the Borrowers or the Guarantors.

“Credit Party Obligations” shall mean, without duplication, (a) the Obligations and (b) for purposes of the Security Documents and all provisions under the other Credit Documents relating to the Collateral, the sharing thereof and/or payments from proceeds of the Collateral, all Bank Product Debt.

“Debt Issuance” shall mean the issuance of any Indebtedness by any Credit Party or any of its Subsidiaries (excluding any Equity Issuance or any Indebtedness of any Credit Party and its Subsidiaries permitted to be incurred pursuant to Sections 6.1 hereof).

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Default Rate” shall mean (a) when used with respect to the Obligations, other than Letter of Credit Fees, an interest rate equal to (i) for Alternate Base Rate Loans (A) the Alternate Base Rate plus (B) the Applicable Margin, applicable to Alternate Base Rate Loans plus (C) 2.00% per annum and (ii) for LIBOR Rate Loans, (A) the LIBOR Rate plus (B) the Applicable Margin applicable to LIBOR Rate Loans plus (C) 2.00% per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin applicable to Letter of Credit Fees plus 2.00% per annum and (c) when used with respect to any other fee or amount due hereunder, a rate equal to the Applicable Margin, applicable to Alternate Base Rate Loans plus 2.00% per annum.

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            “Defaulting Lender” shall mean, subject to Section 2.21(b), any Lender that, as determined by the Administrative Agent (with notice to the Company of such determination), (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in Letters of Credit or Swingline Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Company or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or, except in connection with a good faith dispute, under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

            “Delayed Draw Commitment Termination Date” shall mean the date that is forty-five (45) days following the Closing Date; provided, however, if such date is not a Business Day, the Delayed Draw Commitment Termination Date shall be the preceding Business Day.

“Delayed Draw Funding Date” shall mean any Business Day occurring after the Closing Date but prior to the Delayed Draw Commitment Termination Date in which the Borrowers deliver a Notice of Borrowing in accordance with Section 2.2; provided that there shall be no more than one (1) Delayed Draw Funding Date during the term of this Agreement.

“Deposit Account Control Agreement” shall mean an agreement, among a Credit Party, a depository institution, and the Administrative Agent, which agreement shall be in a form acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) described therein, as the same may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Disposition” shall have the meaning set forth in Section 6.4.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

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“Dollar Equivalent” shall mean, at any time, (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount in Foreign Currency or an amount denominated in any Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined by the Administrative Agent as of the most recent Revaluation Date) applicable to such Foreign Currency.

“Domestic Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s Domestic Lending Office shown in such Lender’s Administrative Questionnaire; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Company as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

“Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Commitment, the Issuing Lender and (iii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (A) any Credit Party or any of the Credit Party’s Affiliates or Subsidiaries, (B) any competitor of the Company or any of its Subsidiaries or (C) any Defaulting Lender (or any of its Affiliates).

“EMU” means Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the European Council (including, without limitation, European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

“Environmental Laws” shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health and safety, natural resources or the environment, as now or may at any time be in effect during the term of this Agreement.

“Equity Interests” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general, preferred or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers or could confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, without limitation, options, warrants and any other “equity security” as defined in Rule 3a11-1 of the Exchange Act.

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“Equity Issuance” shall mean any issuance by any Credit Party or any Subsidiary to any Person which is not a Credit Party or a Subsidiary of (a) shares or interests of its Equity Interests, (b) its Equity Interests pursuant to the exercise of options or warrants or similar rights, (c) any shares or interests of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) warrants or options or similar rights that are exercisable or convertible into shares or interests of its Equity Interests.  The term “Equity Issuance” shall not include (i) any Equity Interests issued as consideration for a Permitted Acquisition, (ii) any Asset Disposition, (iii) any Debt Issuance or (iv) any Equity Interests issued to officers, directors, management and employees of any Credit Party or any of its Subsidiaries (v) any issuance by any Credit Party or any Subsidiary to any other Credit Party or Subsidiary or (vi) any issuance by any Excluded Joint Venture.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Euro” means the single currency of Participating Member States of the European Union.

“Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Existing Letter of Credit” shall mean each of the letters of credit described by applicant, date of issuance, letter of credit number, amount, beneficiary and the date of expiry on Schedule 1.1(c) hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Joint Venture” shall mean any Subsidiary of the Company that is a joint venture between a Credit Party or a Subsidiary, on one hand, and a third party that is not a Credit Party, Subsidiary or Affiliate thereof, on the other hand, to the extent not permitted by the terms of its formation documents to become a Credit Party hereunder.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) any Other Connection Taxes, (b) any U.S. federal withholding Tax imposed by a law in effect at the time such Person (other than an assignee under Section 2.22) becomes a party hereto (or designates a new lending office), with respect to any payment made by or on account of any obligation of a U.S. Borrower to such Person, except to the extent that such Person (or its assignor, if any) was entitled, at the time of the assignment (or designation of a new lending office), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.16(a), (c) Taxes attributable to such Person’s failure to comply with Section 2.16(f), (d) any U.S. federal withholding Tax imposed on any payment of fees pursuant to Section 2.5 and (e) any Taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA after December 31, 2012.

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“Extension of Credit” shall mean, as to any Lender, the making of a Loan by such Lender or the issuance, extension or renewal of, or participation in, a Letter of Credit or Swingline Loan by such Lender.

“FATCA” shall mean Sections 1471 through 1474 of the Code and any regulations with respect thereto or official interpretations thereof.

“Federal Funds Effective Rate” shall have the meaning set forth in the definition of “Alternate Base Rate”.

“Fee Letter” shall mean the letter agreement dated July 16, 2010, addressed to the Company from Wells Fargo, WFS, Bank of America, N.A. and Banc of America Securities LLC, as amended, modified, extended, restated, replaced, or supplemented from time to time.

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, for the Credit Parties and their Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated EBITDA for the four (4) consecutive fiscal quarters ending on such date minus Consolidated Capital Expenditures made during the four (4) consecutive fiscal quarter period ending on such date and not financed with Funded Debt minus any Restricted Payments made during such period (other than Restricted Payments (but only to the extent such Restricted Payments constitute refinancings of existing Indebtedness permitted hereunder) paid with the proceeds of Indebtedness permitted pursuant to Section 6.1) to (b) the sum of (i) Consolidated Interest Expense paid or payable in cash during the four (4) consecutive fiscal quarter period ending on such date, (ii) all cash income taxes paid by the Credit Parties and their Subsidiaries (other than Excluded Joint Ventures) during the four (4) consecutive fiscal quarter period ending on such date and (iii) Scheduled Funded Debt Payments made during the four (4) consecutive fiscal quarter period ending on such date (including the principal component of payments due on Capital Leases).

“Flood Hazard Property” shall mean any Mortgaged Property with a building or other insurable improvement that is located in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Foreign Currency” shall mean (a) Euros, Mexican Pesos and Canadian Dollars and (b) any other currency that is freely tradable and convertible into Dollars that is approved by the Issuing Lender and the Administrative Agent.

“Foreign Currency Letter of Credit” shall have the meaning set forth in Section 2.3(k).

“Foreign Lender” shall mean any Lender or Issuing Lender, (a) with respect to any Borrower other than a U.S. Borrower, that is treated as foreign by the jurisdiction in which such Borrower is resident for tax purposes, and (b) with respect to any U.S. Borrower, that, (i) is not a U.S. Person, or (ii) is a partnership or other entity treated as a partnership for U.S. federal income tax purposes that is a U.S. Person, but only to the extent the beneficial owners (including indirect partners if its direct partners are partnerships for U.S. federal income tax purposes that are U.S. Persons) are not U.S. Persons.

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“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Contribution” shall mean the transfer of the Equity Interests of Mexico Holdings to one or more Foreign Subsidiary Holdcos of the Credit Parties in exchange for Equity Interests of Subsidiaries and/or intercompany Indebtedness.

“Foreign Subsidiary Holdco” shall mean any newly created Foreign Subsidiary which has no material assets other than intercompany indebtedness and Equity Interests of Subsidiaries.

“Free Cash Flow” shall mean, with respect to any fiscal year for which financial statements have been delivered pursuant to Section 5.1(a), the excess of (a) “Net Cash Provided from Operating Activities” for such fiscal year as set forth in such financial statements minus (b) Consolidated Capital Expenditures made during such fiscal year; provided that with respect to any fiscal year of the Company, Free Cash Flow shall not exceed $100,000,000.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding LOC Obligations with respect to Letters of Credit issued by such Issuing Lender other than LOC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” shall mean, with respect to any Person, without duplication, all Indebtedness of such Person (other than Indebtedness set forth in clauses (e) and (i) of such definition).

“GAAP” shall mean generally accepted accounting principles in effect in the United States of America (or, in the case of Foreign Subsidiaries with significant operations outside the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization or formation) applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 5.9 to the provisions of Section 1.3.

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“Government Acts” shall have the meaning set forth in Section 2.17.

“Government Contract” shall mean any contract entered into between any Credit Party or any of its Subsidiaries and the government of the United States of America, or any department, agency, public corporation, or other instrumentality or agent thereof or any state government or any department, agency or instrumentality or agent thereof providing for the sale of products or services to a Governmental Authority.

“Government Obligations” shall have the meaning set forth in the definition of “Cash Equivalents.”

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” shall mean the Domestic Subsidiaries of the Company (other than the Subsidiary Borrowers, any Excluded Joint Ventures or any Domestic Subsidiary owned by a Foreign Subsidiary) as are, or may from time to time become parties to this Agreement.

“Guaranty” shall mean the guaranty of the Guarantors set forth in Article X.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hedging Agreements” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

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“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade payables incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that if such Person has not assumed or otherwise become liable for payment of such Indebtedness of others, the amount of Indebtedness under this clause (f) shall be the lesser of the amount of such Indebtedness of others and the fair market value of such property, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all Capital Lease Obligations plus any capitalized interest thereon, (i) all net obligations of such Person under Hedging Agreements, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Equity Interests issued by such Person and which by the terms thereof are or could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration prior to the date that is 180 days after the Maturity Date, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any capitalized interest thereon, and (m) all obligations of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such obligations are recourse to such Person.  Notwithstanding any other provision of this Agreement to the contrary, (A) the term “Indebtedness” shall not be deemed to include (1) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person in accordance with GAAP, (2) any deferred compensation arrangements and post-retirement liabilities relating to life and health insurance for officers, directors or employees or (3) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions and (B) the amount of Indebtedness (other than Indebtedness set forth in clause (f) above) for which recourse is expressly limited to a specified amount shall be deemed to be equal to such specified amount.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning set forth in Section 9.5(b).

“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

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“Intellectual Property” shall mean, collectively, all Copyrights, Patents and Trademarks of the Credit Parties and their Subsidiaries, all goodwill associated therewith and all rights to sue for infringement thereof.

“Intercompany Debt” shall have the meaning set forth in Section 9.19.

“Interest Determination Date” shall have the meaning specified in the definition of “Applicable Margin”.

“Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan, the last Business Day of each March, June, September and December and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, (i) each three (3) month anniversary following the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any Loan which is the subject of a mandatory prepayment required pursuant to Section 2.7(b), the date on which such mandatory prepayment is due.

“Interest Period” shall mean, with respect to any LIBOR Rate Loan,

(a)        initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three, six, nine or twelve months thereafter, subject to availability to all applicable Lenders, as selected by the applicable Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

(b)        thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three, six, nine or twelve months thereafter, subject, in the case of nine or twelve months, to availability to all applicable Lenders, as selected by the applicable Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

(i)         if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)        any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

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(iii)       if the applicable Borrower shall fail to give notice as provided above, the applicable Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

(iv)       no Interest Period in respect of any Loan shall extend beyond the applicable Maturity Date and, further with regard to the Term Loan, no Interest Period shall extend beyond any principal amortization payment date with respect to such Term Loan unless the portion of such Term Loan consisting of Alternate Base Rate Loans together with the portion of such Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

(v)        no more than six (6) LIBOR Rate Loans may be in effect at any time.  For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

            “Investment” shall mean (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of Equity Interests, other ownership interests or other securities of any Person or bonds, notes, debentures or all or substantially all of the assets of any Person, (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits and extensions of trade credit made in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.  In the event that any Investment is made by a Borrower or any Subsidiary in any Person in order to consummate a Permitted Acquisition of a Foreign Subsidiary through substantially concurrent interim transfers, it is understood and agreed that such interim transfers shall be disregarded for purposes of Section 6.5, resulting in such Investment and such Permitted Acquisition being calculated without duplication for purposes of determining compliance with Section 6.5.  The outstanding amount of any Investment on any date of determination shall be calculated after giving effect to all cash returns of principal or capital thereon, cash dividends or other cash returns thereon received by the applicable Person making such Investment.

“Issuing Lender” shall mean, as the context may require, (a) with respect to any Existing Letter of Credit, Wells Fargo, (b) with respect to all other Letters of Credit, either (i) Wells Fargo or (ii) such other Lender as designated by the Company and approved by the Administrative Agent (such approval not to be unreasonably withheld), together with any successor to any such issuing lender hereunder.

“Issuing Lender Fees” shall have the meaning set forth in Section 2.5(c).

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“Joinder Agreement” shall mean a Joinder Agreement in substantially the form of Exhibit 1.1(c), executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

“Lender” shall mean any of the several banks and other financial institutions as are, or may from time to time become parties to this Agreement.

“Lender Commitment Letter” shall mean, with respect to any Lender, the letter (or other correspondence) to such Lender from the Administrative Agent notifying such Lender of its LOC Commitment, Revolving Commitment Percentage and/or Term Loan Commitment Percentage.

“Letter of Credit” shall mean (a) any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such letter of credit may be amended, modified, restated, extended, renewed, increased, replaced or supplemented from time to time in accordance with the terms of this Agreement and (b) any Existing Letter of Credit, in each case as such letter of credit may be amended, modified, extended, renewed or replaced from time to time in accordance with the terms of this Agreement.  A Letter of Credit may be issued in Dollars or in a Foreign Currency, in accordance with Section 2.3.

“Letter of Credit Facing Fee” shall have the meaning set forth in Section 2.5(c).

“Letter of Credit Fee” shall have the meaning set forth in Section 2.5(b).

“LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.  If for any reason such rate is not available, then “LIBOR” shall mean the rate per annum at which, as determined by the Administrative Agent in accordance with its customary practices, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

“LIBOR Lending Office” shall mean, initially, the office(s) of each Lender designated as such Lender’s LIBOR Lending Office in such Lender’s Administrative Questionnaire; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Company as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

“LIBOR Rate” shall mean a LIBOR rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent in accordance with the definition of “LIBOR”.

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“LIBOR Rate Loan” shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

“LIBOR Tranche” shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).  For the avoidance of doubt, “Lien” shall not include any license to Intellectual Property.

“Loan” shall mean a Revolving Loan, the Term Loan and/or a Swingline Loan, as appropriate.

“LOC Commitment” shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Revolving Lender, the commitment of such Revolving Lender to purchase Participation Interests in the Letters of Credit up to such Lender’s Revolving Commitment Percentage of the LOC Committed Amount.

“LOC Committed Amount” shall have the meaning set forth in Section 2.3(a).

“LOC Documents” shall mean, with respect to each Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral for such obligations.

“LOC Obligations” shall mean, at any time, the sum of (a) the Dollar Equivalent of the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“Mandatory LOC Borrowing” shall have the meaning set forth in Section 2.3(e).

“Mandatory Swingline Borrowing” shall have the meaning set forth in Section 2.4(b)(ii).

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Borrowers and the Guarantors to perform their obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents against the Credit Parties, the Administrative Agent’s Liens (for the benefit of the Secured Parties) on a material portion of the Collateral or the priority of such Liens or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder (when taken as a whole).

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“Material Contract” shall mean (a) any contract or other agreement listed on Schedule 6.8 and (b) any other contract, agreement, permit or license, written or oral, of the Credit Parties or any of their Subsidiaries as to which the breach, nonperformance, cancellation or failure to renew by any party thereto, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

“Material Government Contract” shall mean a Government Contract that is a Material Contract.

“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any extraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, as defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, perchlorate, polychlorinated biphenyls, urea-formaldehyde insulation and naturally occurring radioactive materials.

“Maturity Date” shall mean the Revolver Maturity Date and/or the Term Loan Maturity Date, as applicable.

            “Mexican Peso” means the lawful currency of United Mexican States.

“Mexico Holdings” shall mean Innophos Mexico Holdings, LLC, a Delaware limited liability company.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Instrument” shall mean any mortgage, deed of trust or deed to secure debt executed by a Credit Party in favor of the Administrative Agent, for the benefit of the Secured Parties, as the same may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Mortgage Policy” shall mean, with respect to any Mortgage Instrument, an ALTA mortgagee title insurance policy issued by a title insurance company (the “Title Insurance Company”) reasonably acceptable to the Administrative Agent in an amount satisfactory to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” shall mean any owned real property of a Credit Party listed on Schedule 3.16(f)(i) and any other owned real property of a Credit Party that is or will become encumbered by a Mortgage Instrument in favor of the Administrative Agent in accordance with the terms of this Agreement.

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“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which a Credit Party or a Commonly Controlled Entity is obligated to contribute.

“Net Cash Proceeds” shall mean the aggregate cash proceeds received by any Credit Party or any Subsidiary (other than any Excluded Joint Ventures) in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Recovery Event, net of (a) reasonable and customary direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) associated therewith and paid to Persons who are not Credit Parties or their Affiliates, (b) amounts held in escrow to be applied as part of the purchase price of any Asset Disposition and (c) Taxes paid or reasonably estimated to be payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by any Credit Party or any Subsidiary in any Asset Disposition, Equity Issuance, Debt Issuance or Recovery Event and any cash released from escrow as part of the purchase price in connection with any Asset Disposition.

“Net Income Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) any Taxes imposed on or measured by such recipient’s overall net income (however denominated), or any franchise Taxes imposed on such recipient in lieu of net income Taxes by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, and (b) any branch profits Taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located.

“Non-Defaulting Lender’ shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” or “Notes” shall mean the Revolving Loan Notes, the Term Loan Notes and/or the Swingline Loan Note, collectively, separately or individually, as appropriate.

“Notice of Borrowing” shall mean a request for a Revolving Loan borrowing pursuant to Section 2.1(b)(i) or a request for a Swingline Loan borrowing pursuant to Section 2.4(b)(i), as appropriate.  A Form of Notice of Borrowing is attached as Exhibit 1.1(d).

“Notice of Conversion/Extension” shall mean the written notice of conversion of a LIBOR Rate Loan to an Alternate Base Rate Loan or an Alternate Base Rate Loan to a LIBOR Rate Loan, or extension of a LIBOR Rate Loan, in each case substantially in the form of Exhibit 1.1(e).

“Obligations” shall mean, collectively, all of the obligations, Indebtedness and liabilities of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents, including principal, interest, fees, costs, charges, expenses, professional fees, reimbursements, all sums chargeable to the Credit Parties or for which any Credit Party is liable as an indemnitor and whether or not evidenced by a note or other instrument and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

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“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Lease” shall mean, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Other Connection Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

            “Other Taxes” shall mean all present or future stamp, court or documentary Taxes and any other excise, property, intangible, recording, filing or similar Taxes which arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document.

“Participant” has the meaning assigned to such term in clause (d) of Section 9.6.

“Participating Member State” means each country so described in any EMU Legislation.

“Participation Interest” shall mean a participation interest purchased by a Revolving Lender in LOC Obligations as provided in Section 2.3(c) and in Swingline Loans as provided in Section 2.4.

“Patent Licenses” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” shall mean (a) all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof and (b) all applications for letters patent of the United States or any other country and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof.

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“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Payment Event of Default” shall mean an Event of Default specified in Section 7.1(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Acquisition” shall mean an acquisition or any series of related acquisitions by a Credit Party of (a) all or substantially all of the assets or a majority of the outstanding Voting Stock or economic interests of a Person, (b) a Person that is incorporated, formed or organized by a merger, amalgamation or consolidation or any other combination with such Person or (c) any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Credit Parties and their Subsidiaries pursuant to Section 6.3, in each case so long as:

(i)         no Default or Event of Default shall then exist or would exist after giving effect thereto;

(ii)        the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the acquisition on a Pro Forma Basis, (A) the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 and (B) the Total Leverage Ratio shall be .25 less than the then applicable level set forth in Section 5.9;

(iii)       the Administrative Agent, on behalf of the Secured Parties, shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest in all property (including, without limitation, Equity Interests) acquired with respect to the Target in accordance with the terms of Sections 5.10 and 5.12 and the Target, if a Domestic Subsidiary, shall have executed a Joinder Agreement in accordance with the terms of Section 5.10;

(iv)       with respect to any acquisition for aggregate consideration in excess of $5,000,000, the Administrative Agent and the Lenders shall have received (A) a description of the material terms of such acquisition, (B) (1) to the extent available, audited financial statements of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date or (2) if the financial statements referred to in clause (1) are unavailable, financial statements prepared by management of the Target (if available) for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date, (C) Consolidated projected income statements, balance sheets and cash flow statements of the Company and its Subsidiaries (giving effect to such acquisition), and (D)  a certificate substantially in the form of Exhibit 1.1(f), executed by an Authorized Officer of the Company certifying that such Permitted Acquisition complies with the requirements of this Agreement;

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(v)        such acquisition shall not be a “hostile” acquisition and shall have been approved by the Board of Directors (or equivalent) and/or shareholders (or equivalent) of the applicable Credit Party and the Target;

(vi)       after giving effect to such acquisition, there shall be at least $10,000,000 of Accessible Borrowing Availability;

(vii)      with respect to acquisitions of Foreign Subsidiaries, after giving effect to any such acquisition, the aggregate consideration (including, without limitation, equity consideration, earn out obligations, deferred compensation, non-competition arrangements and the amount of Indebtedness and other liabilities incurred or assumed by the Credit Parties and their Subsidiaries) paid by the Credit Parties and their Subsidiaries for all acquisitions made during the term of this Agreement shall not exceed the Applicable Amount (immediately prior to giving effect to such contemplated Permitted Acquisition); and

(viii)      after giving effect to such Permitted Acquisition, the Target shall not be an Excluded Joint Venture.

“Permitted Investments” shall have the meaning set forth in Section 6.5.

 “Permitted Liens” shall have the meaning set forth in Section 6.2.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean, other than any Multiemployer Plan, any employee benefit plan which is covered by Title IV of ERISA and in respect of which any Credit Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” shall mean the Pledge Agreement dated as of the Closing Date executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as the same may from time to time be amended, modified, extended, restated, replaced, or supplemented from time to time in accordance with the terms hereof and thereof.

“Prime Rate” shall have the meaning set forth in the definition of Alternate Base Rate.

“Pro Forma Basis” shall mean, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-quarter period (or twelve month period, as applicable) ending as of the most recent quarter end (or month end, as applicable) preceding the date of such transaction for which financial statement information is available.

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“Properties” shall have the meaning set forth in Section 3.10(a).

“Recovery Event” shall mean the receipt by any Credit Party or its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets; provided, however, that Recovery Event shall not include proceeds from the insurance claim in progress with respect to a casualty event at the Nashville M&W Warehouse.

“Register” shall have the meaning set forth in Section 9.6(c).

“Reimbursement Obligation” shall mean the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 2.3(d) for amounts drawn under Letters of Credit.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. §4043 as in effect on the date hereof.

“Required Lenders” shall mean, as of any date of determination, Lenders holding at least a majority of (a) the outstanding Revolving Commitments and Term Loan or (b) if the Revolving Commitments have been terminated, the outstanding Loans and Participation Interests; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments.

“Requirement of Law” shall mean, as to any Person, (a) the articles or certificate of incorporation, by-laws or other organizational or governing documents of such Person, and (b) all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (in each case whether or not having the force of law); in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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“Responsible Officer” shall mean, for any Credit Party, the chief executive officer, president or chief financial officer of such Credit Party and any additional responsible officer that is designated as such to the Administrative Agent.

“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earnout obligation, (e) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of any Credit Party or any of its Subsidiaries, or (f) the payment of any extraordinary salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such extraordinary salary, bonus or other form of compensation is not included in the corporate overhead of such Credit Party or such Subsidiary.

“Revaluation Date” shall mean each of the following:  (a) each date a Loan is borrowed or a Letter of Credit is issued; (b) each date there is a drawing under any Foreign Currency Letter of Credit; (c) the last Business Day of each calendar month; and (d) such additional dates as the Administrative Agent, the Issuing Lender, the Required Lenders or the Company shall specify.

“Revolver Maturity Date” shall mean the date that is five years following the Closing Date; provided, however, if such date is not a Business Day, the Revolver Maturity Date shall be the next Business Day.

“Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the Revolving Committed Amount.

“Revolving Commitment Percentage” shall mean, for each Lender, the percentage identified as its Revolving Commitment Percentage in its Lender Commitment Letter or in the Assignment and Assumption pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(b).

“Revolving Committed Amount” shall have the meaning set forth in Section 2.1(a).

“Revolving Facility” shall have the meaning set forth in Section 2.1(a).

“Revolving Lender” shall mean, as of any date of determination, a Lender holding a Revolving Commitment, a Revolving Loan or a Participation Interest on such date.

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“Revolving Loan” shall have the meaning set forth in Section 2.1.

“Revolving Loan Note” or “Revolving Loan Notes” shall mean the promissory notes of the Borrowers provided pursuant to Section 2.1(e) in favor of any of the Revolving Lenders evidencing the Revolving Loan provided by any such Revolving Lender pursuant to Section 2.1(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sale and Leaseback Transaction” shall mean, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

“Sanctioned Entity” shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals maintained by OFAC.

“Sarbanes‑Oxley” shall mean the Sarbanes‑Oxley Act of 2002.

“Scheduled Funded Debt Payments” shall mean, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, the sum of all regularly scheduled payments of principal on Funded Debt of the Credit Parties and their Subsidiaries (other than any Excluded Joint Venture) on a Consolidated basis for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination) to the extent actually paid in cash.

“SEC” shall mean the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Parties” shall mean the Administrative Agent, the Lenders and the Bank Product Provider.

“Securities Account Control Agreement” shall mean an agreement, among a Credit Party, a securities intermediary, and the Administrative Agent, which agreement shall be in a form acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Articles 8 and 9 of the UCC) over the securities account(s) described therein, as the same may be as amended, modified, extended, restated, replaced, or supplemented from time to time.

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“Securities Act” shall mean the Securities Act of 1933, together with any amendment thereto or replacement thereof and any rules or regulations promulgated thereunder.

“Securities Laws” shall mean the Securities Act, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” shall mean the Security Agreement dated as of the Closing Date executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, modified, extended, restated, replaced, or supplemented from time to time in accordance with its terms.

“Security Documents” shall mean the Security Agreement, the Pledge Agreement, any Deposit Account Control Agreement, any Securities Account Control Agreement, the Mortgage Instruments and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing documents or granting to the Administrative Agent, for the benefit of the Secured Parties, Liens or security interests to secure, inter alia, the Credit Party Obligations whether now or hereafter executed and/or filed, each as may be amended from time to time in accordance with the terms hereof, executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements.

“Senior Funded Debt” shall mean, as of any date of determination for the Credit Parties and their Subsidiaries, all Funded Debt (including, without limitation, Extensions of Credit hereunder, but excluding the Funded Debt of any Excluded Joint Venture) which is not Subordinated Debt.

“Senior Leverage Ratio” shall mean, as of any date of determination, for the Credit Parties and their Subsidiaries on a Consolidated basis, the ratio of (i) Senior Funded Debt on such date to (ii) Consolidated EBITDA for the four (4) consecutive fiscal quarters ending on such date.

“Spot Rate” for any Foreign Currency on any Revaluation Date shall mean the rate determined by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such Foreign Currency with Dollars through its principal foreign exchange trading office on such Revaluation Date; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent acting in such capacity does not have as of the date of determination a spot buying rate for any such Foreign Currency; and provided, further, that the Administrative Agent may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Foreign Currency Letter of Credit.

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“Subordinated Debt” shall mean any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations.

“Subordinated Notes” shall mean the Company’s 8.875% Senior Subordinated Notes due 2014.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Borrowers” shall mean the Domestic Subsidiaries (other than Excluded Joint Ventures) of the Company as are, or may from time to time become parties to, this Credit Agreement as Subsidiary Borrowers.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.4(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“Swingline Committed Amount” shall mean the amount of the Swingline Lender’s Swingline Commitment as specified in Section 2.4(a).

“Swingline Lender” shall mean Wells Fargo and any successor swingline lender.

“Swingline Loan” shall have the meaning set forth in Section 2.4(a).

“Swingline Loan Note” shall mean the promissory note of the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.4(d), as such promissory note may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Target” shall have the meaning set forth in the definition of “Permitted Acquisition”.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” shall have the meaning set forth in Section 2.2(a).

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“Term Loan Commitment” shall mean, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make its portion of the Term Loan in a principal amount equal to such Term Loan Lender’s Term Loan Commitment Percentage of the Term Loan Committed Amount.

“Term Loan Commitment Percentage” shall mean, for any Term Loan Lender, the percentage identified as its Term Loan Commitment Percentage in its Lender Commitment Letter, or in the Assignment and Assumption pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(b).

“Term Loan Committed Amount” shall have the meaning set forth in Section 2.2(a).

“Term Loan Facility” shall have the meaning set forth in Section 2.2(a).

“Term Loan Lender” shall mean a Lender holding a Term Loan Commitment or a portion of the outstanding Term Loan.

“Term Loan Maturity Date” shall mean the date that is five years following the Closing Date; provided, however, if such date is not a Business Day, the Term  Loan Maturity Date shall be the next Business Day.

“Term Loan Note” or “Term Loan Notes” shall mean the promissory notes of the Borrower (if any) in favor of any of the Term Loan Lenders evidencing the portion of the Term Loan provided by any such Term Loan Lender pursuant to Section 2.2(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, extended, restated, replaced, or supplemented from time to time.

            “Ticking Fee” shall have the meaning set forth in Section 2.5(e).

“Title Insurance Company” shall have the meaning set forth in the definition of “Mortgage Policy”.

“Total Leverage Ratio” shall mean, as of any date of determination, for the Credit Parties and their Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated Funded Debt on such date to (b) Consolidated EBITDA for the four (4) consecutive quarters ending on such date.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark.

“Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) all renewals thereof.

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“Tranche” shall mean the collective reference to (a) LIBOR Rate Loans whose Interest Periods begin and end on the same day and (b) Alternate Base Rate Loans made on the same day.

“Transactions” shall mean the closing of this Agreement and the other Credit Documents and the other transactions contemplated hereby and pursuant to the other Credit Documents (including, without limitation, the initial borrowings under the Credit Documents and the payment of fees and expenses in connection with all of the foregoing).

“Transfer Effective Date” shall have the meaning set forth in each Assignment and Assumption.

“Type” shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

“UCC” shall mean the Uniform Commercial Code from time to time in effect in any applicable jurisdiction.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.16(f).

“Voting Stock” shall mean, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote may be or have been suspended by the happening of such a contingency.

“Wells Fargo” shall mean Wells Fargo Bank, National Association, a national banking association, together with its successors and/or assigns.

“WFS” shall mean Wells Fargo Securities, LLC, together with its successors and assigns.

“Withholding Agent” shall mean a Credit Party, the Administrative Agent, or, in the case of any Lender that is treated as a partnership for U.S. federal income tax purposes, such Lender or any partnership for U.S. federal income tax purposes that is a direct or indirect (through a chain of entities treated as flow-through entities for U.S. federal income tax purposes) beneficial owner of such Lender, or any of their respective agents, that is required under applicable law to deduct or withhold any Tax from a payment by or on account of any obligation of any Credit Party under any Credit Document.

“Works” shall mean all works which are subject to copyright protection pursuant to Title 17 of the United States Code.

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Section 1.2      Other Definitional Provisions.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto.

Section 1.3      Accounting Terms.

(a)        Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the most recently delivered audited Consolidated financial statements of the Company and its Subsidiaries, except as otherwise specifically prescribed herein.

(b)        Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders and the Company); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

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(c)        Financial Covenant Calculations.  The parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in Section 5.9 and for purposes of determining the Applicable Margin, (i) after consummation of any Permitted Acquisition, (A) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Company and the Administrative Agent and (B) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (ii) after any Asset Disposition permitted by Section 6.4(a)(vi), (A) income statement items, cash flow statement items and balance sheet items (whether positive or negative) attributable to the property or assets disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Company and the Administrative Agent and (B) Indebtedness that is repaid with the proceeds of such Asset Disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period.

Section 1.4      Time References.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.5      Execution of Documents.

Unless otherwise specified, all Credit Documents and all other certificates executed in connection therewith must be signed by an Authorized Officer.

Section 1.6      Foreign Currency.

(a)        The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of outstanding LOC Obligations denominated in Foreign Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by the Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b)        At the Company’s request, the Administrative Agent shall advise the Company of the outstanding LOC Obligations as of the last Revaluation Date.

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ARTICLE II

THE LOANS; AMOUNT AND TERMS

Section 2.1      Revolving Loans.

(a)        Revolving Commitment.  During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally, but not jointly, agrees to make revolving credit loans in Dollars (“Revolving Loans”) to the Borrowers from time to time in an aggregate principal amount of up to ONE HUNDRED TWENTY-FIVE Million DOLLARS ($125,000,000) (as increased from time to time as provided in Section 2.22 and as such aggregate maximum amount may be reduced from time to time as provided in Section 2.6, the “Revolving Committed Amount”) for the purposes hereinafter set forth (such facility, the “Revolving Facility”); provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender’s Revolving Commitment Percentage of the aggregate principal amount of outstanding Revolving Loans plus such Revolving Lender’s Revolving Commitment Percentage of outstanding Swingline Loans plus such Revolving Lender’s Revolving Commitment Percentage of outstanding LOC Obligations shall not exceed such Revolving Lender’s Revolving Commitment and (ii) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect.  Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the applicable Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, the Revolving Loans made on the Closing Date or any of the three (3) Business Days following the Closing Date, may only consist of Alternate Base Rate Loans unless the Borrowers deliver a funding indemnity letter, substantially in the form of Exhibit 2.1(a), reasonably acceptable to the Administrative Agent not less than three (3) Business Days prior to the Closing Date.  LIBOR Rate Loans shall be made by each Revolving Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

(b)        Revolving Loan Borrowings.

(i)         Notice of Borrowing.  The Company shall request a Revolving Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax) to the Administrative Agent not later than (A) with respect to any Revolving Loan borrowings requested to be made on the Closing Date, 11:00 A.M. on such Business Day and (B) for all other Revolving Loan borrowings, 11:00 A.M. on the Business Day prior to the date of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans.  Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) the applicable Borrower, (E) the applicable wiring instructions for such borrowing and (F) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor.  If the applicable Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (2) the Type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder.  The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender’s share thereof.

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(ii)        Minimum Amounts.  Each Revolving Loan that is made as an Alternate Base Rate Loan shall be in a minimum aggregate amount of $500,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).  Each Revolving Loan that is made as a LIBOR Rate Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $500,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

(iii)       Advances.  Each Revolving Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the applicable Borrower at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. on the date specified in the applicable Notice of Borrowing, in Dollars and in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the applicable Borrower by the Administrative Agent by crediting the account of the applicable Borrower on the books of such office (or such other account that the Company may designate in writing to the Administrative Agent pursuant to the Notice of Borrowing or otherwise) with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

(c)        Repayment.  Revolving Loans may be borrowed, repaid and reborrowed during the Commitment Period, subject to Section 2.7(a).  The principal amount of all Revolving Loans shall be due and payable in full on the Revolver Maturity Date, unless accelerated sooner pursuant to Section 7.2.

(d)        Interest.  Subject to the provisions of Section 2.8, Revolving Loans shall bear interest as follows:

(i)         Alternate Base Rate Loans.  During such periods as any Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Margin; and

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(ii)        LIBOR Rate Loans.  During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Margin.

Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

(e)        Revolving Loan Notes; Covenant to Pay.  Each Borrower’s obligation to pay each Revolving Lender shall be evidenced by this Agreement and, upon such Revolving Lender’s request, by a duly executed promissory note of the Borrowers to such Revolving Lender in substantially the form of Exhibit 2.1(e).  Each of the Borrowers covenants and agrees to pay the Revolving Loans in accordance with the terms of this Agreement.

Section 2.2      Term Loan.

(a)        Term Loan.  Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Term Loan Lender severally, but not jointly, agrees to make available to the Borrowers (through the Administrative Agent) on the Delayed Draw Funding Date such Term Loan Lender’s Term Loan Commitment Percentage of a term loan in Dollars (the “Term Loan”) in the aggregate principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) (the “Term Loan Committed Amount”) for the purposes hereinafter set forth (such facility, the “Term Loan Facility”).  Upon receipt by the Administrative Agent of the proceeds of the Term Loan, such proceeds will then be made available to the Borrowers by the Administrative Agent by crediting the account of the Borrowers on the books of the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, with the aggregate of such proceeds made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent (or by crediting such other account(s) as directed by the Borrowers).  The Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrowers may request.  LIBOR Rate Loans shall be made by each Term Loan Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.  Amounts repaid or prepaid on the Term Loan may not be reborrowed.

                        (b)        Term Loan Borrowings.

                                    (i)         Notice of Borrowing.  The Company shall request, on or before the Delayed Draw Commitment Termination Date, the Term Loan by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax) to the Administrative Agent not later than 11:00 A.M. on the Business Day prior to the date of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans.  Such Notice of Borrowing shall be irrevocable and shall specify (A) that the Term Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) the applicable Borrower, (E) the applicable wiring instructions for such borrowing and (F) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor.  If the applicable Borrower shall fail to specify in such Notice of Borrowing (1) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (2) the Type of Term Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder.  The Administrative Agent shall give notice to each Term Loan Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Term Loan Lender’s share thereof.

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                                    (ii)        Minimum Amounts.  The Term Loan that is made as an Alternate Base Rate Loan shall be in a minimum aggregate amount of $500,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Term Loan Committed Amount, if less).  The Term Loan that is made as a LIBOR Rate Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $500,000 in excess thereof (or the remaining amount of the Term Loan Committed Amount, if less).

(iii)       Advances.  Each Term Loan Lender will make its Term Loan Commitment Percentage of the Term Loan borrowing available to the Administrative Agent for the account of the Borrowers at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, upon reasonable advance notice by 1:00 P.M. on the date specified in the applicable Notice of Borrowing, in Dollars and in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the applicable Borrower by the Administrative Agent by crediting the account of the applicable Borrower on the books of such office (or such other account that the Company may designate in writing to the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent.

(c)        Repayment of Term Loan.  The principal amount of the Term Loan shall be repaid in consecutive quarterly installments equal to 1% of the original principal amount of the Term Loan beginning with the fiscal quarter ending December 31, 2010 and each such payment shall be due and payable on the last day of each such fiscal quarter.  The outstanding principal amount of the Term Loan and all accrued but unpaid interest and other amounts payable with respect to the Term Loan shall be repaid on the Term Loan Maturity Date.

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(d)        Interest on the Term Loan.  Subject to the provisions of Section 2.8, the Term Loan shall bear interest as follows:

(i)         Alternate Base Rate Loans.  During such periods as the Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Margin; and

(ii)        LIBOR Rate Loans.  During such periods as the Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Margin.

Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

(e)        Term Loan Notes; Covenant to Pay.  The Borrowers’ obligation to pay each Term Loan Lender shall be evidenced by this Agreement and, upon such Term Loan Lender’s request, by a duly executed promissory note of the Borrower to such Term Loan Lender in substantially the form of Exhibit 2.2(d).  The Borrowers covenant and agree to pay the Term Loan in accordance with the terms of this Agreement.

Section 2.3      Letter of Credit Subfacility.

(a)        Issuance.  Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, standby Letters of Credit for the account of the Borrowers (or a Subsidiary of the Company in accordance with clause (i) below) from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWENTY MILLION DOLLARS ($20,000,000) (the “LOC Committed Amount”), (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not at any time exceed the Revolving Committed Amount then in effect, (iii) all Letters of Credit shall be denominated in Dollars or, subject to Section 2.3(k), a Foreign Currency and (iv) Letters of Credit shall be issued for any lawful corporate purposes and shall be issued as standby letters of credit, including in connection with workers’ compensation and other insurance programs.  Except as otherwise expressly agreed in writing upon by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance subject to automatic renewal by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the applicable Borrower; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is thirty (30) days prior to the Revolver Maturity Date.  Each Letter of Credit shall comply with the related LOC Documents.  The issuance and expiry date of each Letter of Credit shall be a Business Day.  Each Letter of Credit issued hereunder shall be in a minimum original face amount of $25,000 or such lesser amount as approved by the Issuing Lender.  The Borrowers’ Reimbursement Obligations in respect of each Existing Letter of Credit, and each Revolving Lender’s participation obligations in connection therewith, shall be governed by the terms of this Credit Agreement.  Wells Fargo shall be the Issuing Lender on all Letters of Credit issued after the Closing Date.  The Existing Letters of Credit shall, as of the Closing Date, be deemed to have been issued as Letters of Credit hereunder and subject to and governed by the terms of this Agreement.

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(b)        Notice and Reports.  The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance (or such lesser time as agreed to by the Issuing Lender).  The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred.  The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit.  The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

(c)        Participations.  Each Revolving Lender, (i) on the Closing Date with respect to each Existing Letter of Credit and (ii) upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any Collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit; provided that any Person that becomes a Revolving Lender after the Closing Date shall be deemed to have purchased a Participation Interest in all outstanding Letters of Credit on the date it becomes a Lender hereunder and any Letter of Credit issued on or after such date, in each case in accordance with the foregoing terms.  Without limiting the scope and nature of each Revolving Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing in same day funds pursuant to and in accordance with the provisions of subsection (d) hereof.  The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

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(d)        Reimbursement.  In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Company and the Administrative Agent.  The Borrowers shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit if notified prior to 3:00 P.M. on a Business Day or, if after 3:00 P.M., on the following Business Day (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents.  If the Borrowers shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall automatically bear interest at a per annum rate equal to the Default Rate.  Unless the Company shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrowers shall be deemed to have requested a Mandatory LOC Borrowing in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the Reimbursement Obligations.  The Borrowers’ Reimbursement Obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrowers may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of the Borrowers to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.  The Administrative Agent will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Revolving Lender’s Revolving Commitment Percentage of such unreimbursed drawing.  Such payment shall be made on the Business Day such notice is received by such Revolving Lender from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 P.M. on the Business Day next succeeding the Business Day such notice is received.  If such Revolving Lender does not pay such amount to the Administrative Agent for the account of the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Administrative Agent for the account of the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate.  Each Revolving Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

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(e)        Repayment with Revolving Loans.  On any day on which a Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a “Mandatory LOC Borrowing”) shall be made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender’s respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Administrative Agent for the account of the Issuing Lender for application to the respective LOC Obligations.  Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans on the day such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 P.M. on the Business Day next succeeding the day such notice is received, in each case notwithstanding (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon.  In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of a Bankruptcy Event), then each such Revolving Lender hereby agrees that it shall forthwith fund its Participation Interests in the outstanding LOC Obligations on the Business Day such notice to fund is received by such Revolving Lender from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the Business Day such notice is received; provided, further, that in the event any Lender shall fail to fund its Participation Interest as required herein, then the amount of such Revolving Lender’s unfunded Participation Interest therein shall automatically bear interest payable by such Revolving Lender to the Administrative Agent for the account of the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

(f)         Modification, Extension.  The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g)        ISP98 and UCP.  Unless otherwise expressly agreed by the Issuing Lender and the applicable Borrower, when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998,” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of The Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each documentary Letter of Credit.

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(h)        Conflict with LOC Documents.  In the event of any conflict between this Agreement and any LOC Document (including any letter of credit application and any LOC Documents relating to the Existing Letters of Credit), this Agreement shall control.

(i)         Designation of Subsidiaries as Account Parties.  Notwithstanding anything to the contrary set forth in this Agreement, including, without limitation, Section 2.3(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Company; provided that, notwithstanding such statement, the Borrowers shall be the actual account parties for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrowers’ Reimbursement Obligations hereunder with respect to such Letter of Credit.

(j)         Cash Collateral.  At any point in time in which there is a Defaulting Lender, the Issuing Lender may require the Borrowers to cash collateralize the Fronting Exposure pursuant to Section 2.20.

(k)        The Company may request, and the Issuing Lender may issue, Letters of Credit denominated in any Foreign Currency (any such Letter of Credit, a “Foreign Currency Letter of Credit”), subject to the following provisions:

(i)         all provisions of Section 2.3 shall be satisfied with respect to such Foreign Currency Letter of Credit;

(ii)        any drawing under any Foreign Currency Letter of Credit shall be deemed to be a drawing under a Letter of Credit hereunder in Dollars in an amount equal to the Dollar Equivalent of such drawing, and such drawing shall be reimbursed or repaid with Revolving Loans as provided in Sections 2.3(d) and (e) hereof as if such drawing had been made in Dollars in an amount equal to the Dollar Equivalent of such drawing;

(iii)       for purposes of determining the LOC Obligations attributable to the Foreign Currency Letters of Credit at any time, such LOC Obligations shall be equal to the sum of (A) the maximum Dollar Equivalent which is, or at any time thereafter may become, available to be drawn under the Foreign Currency Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in all such Foreign Currency Letters of Credit plus (B) the aggregate Dollar Equivalent of all drawings under the Foreign Currency Letters of Credit honored by the Issuing Lender but not theretofore reimbursed;

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(iv)       the obligation of the Borrowers to reimburse the Issuing Lender for each drawing under such Foreign Currency Letter of Credit shall be absolute, unconditional and irrevocable under all circumstances, including, without limitation, any adverse change in the relevant exchange rates or in the availability of any such Foreign Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally;

(v)        within five days of demand therefor by the Issuing Lender, the Borrowers shall reimburse the Issuing Lender for any costs, expenses, losses or liabilities (including foreign currency exchange costs and losses) incurred by the Issuing Lender in connection with any drawing under such Foreign Currency Letter of Credit and the reimbursement of such drawing in Dollars rather than the applicable Foreign Currency, including, without limitation, any costs, expenses, losses or liabilities resulting from the determination of the Spot Rate two Business Days prior to the date a drawing under such Foreign Currency Letter of Credit is reimbursed; and

(vi)       any request for a Letter of Credit in a currency other than Dollars shall be made to the Administrative Agent and the Issuing Lender not later than 11:00 a.m. five (5) Business Days prior to the date of the desired Extension of Credit (or such earlier date as may be agreed by the Administrative Agent and the Issuing Lender in their sole discretion).  The Administrative Agent and the Issuing Lender shall promptly notify the Company of the response to any request pursuant to this Section.

Section 2.4      Swingline Loan Subfacility.

(a)        Swingline Commitment.  During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, may, in its discretion and in reliance upon the agreements of the other Lenders set forth in this Section, make certain revolving credit loans to the Borrowers (each a “Swingline Loan” and, collectively, the “Swingline Loans”) for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the “Swingline Committed Amount”), and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect.  Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b)        Swingline Loan Borrowings.

(i)         Notice of Borrowing and Disbursement.  Upon receiving a Notice of Borrowing from the Company not later than 12:00 P.M. on any Business Day requesting that a Swingline Loan be made, the Swingline Lender will make Swingline Loans available to the applicable Borrower on the same Business Day such request is received by the Administrative Agent.  Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 (or the remaining available amount of the Swingline Committed Amount if less) and in integral amounts of $100,000 in excess thereof.

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(ii)        Repayment of Swingline Loans.  Each Swingline Loan borrowing shall be due and payable on the earlier of (A) the Revolver Maturity Date and (B) fifteen (15) days following such borrowing.  The Swingline Lender may, at any time, in its sole discretion, by written notice to the Company and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrowers shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Revolver Maturity Date, (B) the occurrence of any Bankruptcy Event, (C) upon acceleration of the Obligations hereunder, whether on account of a Bankruptcy Event or any other Event of Default, and (D) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as “Mandatory Swingline Borrowing”).  Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Swingline Borrowing in the amount and in the manner specified in the preceding sentence on the date such notice is received by the Revolving Lenders from the Administrative Agent if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 P.M. on the Business Day next succeeding the date such notice is received notwithstanding (1) the amount of Mandatory Swingline Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (2) whether any conditions specified in Section 4.2 are then satisfied, (3) whether a Default or an Event of Default then exists, (4) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (5) the date of such Mandatory Swingline Borrowing, or (6) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Swingline Borrowing or contemporaneously therewith.  In the event that any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swingline Lender such Participation Interest in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased, and (y) at the time any purchase of a Participation Interest pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such Participation Interest purchased for each day from and including the day upon which the Mandatory Swingline Borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interest, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Swingline Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.  The Borrowers shall have the right to repay the Swingline Loan in whole or in part from time to time in accordance with Section 2.7(a).

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(c)        Interest on Swingline Loans.  Subject to the provisions of Section 2.8, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Margin for Revolving Loans that are Alternate Base Rate Loans.  Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

(d)        Swingline Loan Note; Covenant to Pay.  The Swingline Loans shall be evidenced by this Agreement and, upon request of the Swingline Lender, by a duly executed promissory note of the Borrowers in favor of the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Exhibit 2.4(d).  Each of the Borrowers covenants and agrees to pay the Swingline Loans in accordance with the terms of this Agreement.

(e)        Cash Collateral.  At any point in time in which there is a Defaulting Lender, the Swingline Lender may require the Borrowers to cash collateralize the outstanding Fronting Exposure pursuant to Section 2.20.

Section 2.5      Fees.

(a)        Commitment Fee.  Subject to Section 2.21, in consideration of the Revolving Commitments, the Borrowers agree to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a commitment fee (the “Commitment Fee”) in an amount equal to the Applicable Margin per annum on the average daily unused amount of the Revolving Committed Amount. The Commitment Fee shall be calculated quarterly in arrears.  For purposes of computation of the Commitment Fee, LOC Obligations shall be considered usage of the Revolving Committed Amount but Swingline Loans shall not be considered usage of the Revolving Committed Amount.  The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

(b)        Letter of Credit Fees.  Subject to Section 2.21, in consideration of the LOC Commitments, the Borrowers agree to pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a fee (the “Letter of Credit Fee”) equal to the Applicable Margin for Revolving Loans that are LIBOR Rate Loans per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration.  The Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

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(c)        Issuing Lender Fees.  In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrowers shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).  The Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee (the “Letter of Credit Facing Fee”) of 0.125% per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it.  The Issuing Lender Fees and the Letter of Credit Facing Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

(d)        Administrative Fee.  The Borrowers agree to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.

(e)        Ticking Fee.  The Borrowers agree to pay to the Administrative Agent, for the account of each Term Loan Lender in accordance with its Term Loan Commitment Percentage, a ticking fee (the “Ticking Fee”) in an amount equal to 0.50% per annum on the undrawn amount of the aggregate Term Loan Committed Amount (computed on the basis of the actual number of days elapsed over a 360‑day year), which Ticking Fee shall be payable in full for the period commencing upon the Closing Date and ending on the earlier to occur of (i) the Delayed Draw Funding Date and (ii) the Delayed Draw Commitment Termination Date, regardless of whether the Delayed Draw Funding Date actually occurs.

Section 2.6      Commitment Reductions.

(a)        Voluntary Reductions.  The Borrowers shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than three (3) Business Days’ prior written notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations would exceed the Revolving Committed Amount then in effect.  Any reduction in the Revolving Committed Amount shall be applied to the Commitment of each Revolving Lender in according to its Revolving Commitment Percentage.

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(b)        LOC Committed Amount.  If the Revolving Committed Amount is reduced below the then current LOC Committed Amount, the LOC Committed Amount shall automatically be reduced by an amount such that the LOC Committed Amount equals the Revolving Committed Amount.

(c)        Swingline Committed Amount.  If the Revolving Committed Amount is reduced below the then current Swingline Committed Amount, the Swingline Committed Amount shall automatically be reduced by an amount such that the Swingline Committed Amount equals the Revolving Committed Amount.

(d)        Maturity Date.  The Revolving Commitments, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Revolver Maturity Date.

Section 2.7      Prepayments.

(a)        Optional Prepayments and Repayments.  The Borrowers shall have the right to prepay the Term Loans and repay the Revolving Loans and Swingline Loans in whole or in part from time to time; provided, however, that each partial prepayment or repayment of (i) Revolving Loans or Term Loans that are Alternate Base Rate Loans shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof (or the remaining outstanding principal amount), (ii) Revolving Loans or Term Loans that are LIBOR Rate Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or the remaining outstanding principal amount) and (iii) Swingline Loans shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof (or the remaining outstanding principal amount).  The Company shall give three Business Days’ irrevocable notice of prepayment in the case of LIBOR Rate Loans and same-day irrevocable notice on any Business Day in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable).  To the extent the Borrowers elect to prepay the Term Loans, amounts prepaid under this Section shall be (i) applied to the remaining principal installments thereof as the Company may elect and (ii) applied to the Term Loans of the Term Loan Lenders in accordance with their respective Term Loan Commitment Percentages.  To the extent the Borrowers elect to repay the Revolving Loans and/or Swingline Loans, amounts prepaid under this Section shall be applied to the Revolving Loans and/or Swingline Loans, as applicable of the Revolving Lenders in accordance with their respective Revolving Commitment Percentages.  Within the foregoing parameters, prepayments under this Section shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section shall be subject to Section 2.15, but otherwise without premium or penalty.  Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment.

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(b)        Mandatory Prepayments.

(i)         Revolving Committed Amount.  If at any time after the Closing Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall exceed the Revolving Committed Amount, the Borrowers shall immediately prepay the Revolving Loans and Swingline Loans and (after all Revolving Loans and Swingline Loans have been repaid) cash collateralize the LOC Obligations in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (vi) below).

(ii)        Asset Dispositions.  Promptly following any Asset Disposition (or related series of Asset Dispositions), the Borrowers shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds derived from such Asset Disposition (or related series of Asset Dispositions) (such prepayment to be applied as set forth in clause (vi) below); provided, however, that, so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds shall not be required to be so applied (A) until the aggregate amount of Net Cash Proceeds derived from any Asset Dispositions in any fiscal year of the Company is equal to or greater than $5,000,000 and (B) to the extent the Credit Parties intend to use such Net Cash Proceeds to acquire capital assets useful to the business of the Credit Parties within 270 days of the receipt of such Net Cash Proceeds, it being expressly agreed that Net Cash Proceeds not so reinvested within such 270 day period shall be applied to prepay the Loans and/or cash collateralize the LOC Obligations immediately thereafter (such prepayment to be applied as set forth in clause (vi) below).

(iii)       Debt Issuances.  Immediately upon receipt by any Credit Party or any of its Subsidiaries (other than Excluded Joint Ventures) of proceeds from any Debt Issuance, the Borrowers shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (vi) below).

(iv)       Issuances of Equity.  Immediately upon receipt by any Credit Party or any of its Subsidiaries (other than Excluded Joint Ventures) of proceeds from any Equity Issuance, the Borrowers shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to fifty percent (50%) of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (vi) below); provided, that, such prepayment shall only be required to the extent necessary to cause the Total Leverage Ratio to be less than 1.50 to 1.00 calculated on a Pro Forma Basis.

(v)        Recovery Events.  Promptly upon receipt by any Credit Party or any of its Subsidiaries of proceeds from any Recovery Event, the Borrowers shall prepay the Loans and/or cash collateralize LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Recovery Events (such prepayment to be applied as set forth in clause (vi) below); provided, however, that, so long as no Default or Event of Default has occurred and is continuing, Net Cash Proceeds shall not be required to be so applied (A) until the aggregate amount of Net Cash Proceeds derived from any Recovery Events in any fiscal year of the Company is equal to or greater than $5,000,00 and (B) to the extent the Credit Parties intend to use such Net Cash Proceeds to acquire capital assets useful to the business of the Credit Parties within 270 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested within such 270 day period shall be applied to prepay the Loans and/or cash collateralize the LOC Obligations immediately thereafter (such prepayment to be applied as set forth in clause (vi) below).

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(vi)       Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section shall be applied as follows:

(A)       with respect to all amounts prepaid pursuant to Section 2.7(b)(i), (1) first to the outstanding Swingline Loans, (2) second to the outstanding Revolving Loans and (3) third to cash collateralize the LOC Obligations; and

(B)       with respect to all amounts prepaid pursuant to Sections 2.7(b)(ii) through (v), (1) first to the Term Loan (to be applied (I) to the extent no Event of Default has occurred and is continuing, to the remaining principal installments thereof as the Company may elect, or, if no such election is made, ratably to the remaining amortization payments thereof or (II) upon the occurrence and during the continuance of an Event of Default, to the remaining principal installments in inverse order of maturity), (2) second to the Swingline Loans (without a simultaneous corresponding reduction of the Swingline Committed Amount), (3) third to the Revolving Loans (without a simultaneous corresponding reduction of the Revolving Committed Amount) and (4) fourth to a cash collateral account in respect of LOC Obligations (without a simultaneous corresponding reduction of the LOC Committed Amount).  Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section shall be subject to Section 2.15 and be accompanied by interest on the principal amount prepaid through the date of prepayment, but otherwise without premium or penalty.

(c)        Bank Product Obligations Unaffected.  Any repayment or prepayment made pursuant to this Section shall not affect the Borrowers obligation to continue to make payments under any Bank Product, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Bank Product.

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Section 2.8      Default Rate and Payment Dates.

(a)        If all or a portion of the principal amount of any Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of Section 2.9 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

(b)        Upon the occurrence and during the continuance of a (i) Bankruptcy Event or a Payment Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall automatically bear interest at a rate per annum which is equal to the Default Rate and (ii) any other Event of Default hereunder, at the option of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall automatically bear interest, at a per annum rate which is equal to the Default Rate, in each case from the date of such Event of Default until such Event of Default is waived in accordance with Section 9.1.  Any default interest owing under this Section 2.8(b) shall be due and payable on the earlier to occur of (x) demand by the Administrative Agent (which demand the Administrative Agent shall make if directed by the Required Lenders) and (y) each Maturity Date.

(c)        Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand.

Section 2.9      Conversion Options.

(a)        The Borrowers may, in the case of Revolving Loans and the Term Loan, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans or to continue LIBOR Rate Loans, by delivering a Notice of Conversion/Extension to the Administrative Agent at least three Business Days prior to the proposed date of conversion or continuation.  In addition, the Borrowers may elect from time to time to convert all or any portion of a LIBOR Rate Loan to an Alternate Base Rate Loan by giving the Administrative Agent irrevocable written notice thereof by 11:00 A.M. one (1) Business Day prior to the proposed date of conversion.  If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan.  If the date upon which a LIBOR Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan.  All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $500,000 or a whole multiple of $1,000,000 in excess thereof.  All or any part of outstanding LIBOR Rate Loans may be converted as provided herein; provided that partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

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(b)        Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in Section 2.9(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto.  If the Company shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

Section 2.10    Computation of Interest and Fees; Usury.

(a)        Interest payable hereunder with respect to any Alternate Base Rate Loan based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed.  All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof.  Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective.  The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change.

(b)        Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be prima facie evidence thereof in the absence of demonstrable error.  The Administrative Agent shall, at the request of the Company, deliver to the Borrowers a statement showing the computations used by the Administrative Agent in determining any interest rate.

(c)        It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.  In no way, nor in any event or contingency (including, but not limited to, prepayment or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law.  If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document.  If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrowers or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans.  The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand.  All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

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Section 2.11    Pro Rata Treatment and Payments.

(a)        Allocation of Payments Prior to Exercise of Remedies.  Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders.  Unless otherwise required by the terms of this Agreement, each payment under this Agreement shall be applied, first, to any fees then due and owing by the Borrowers pursuant to Section 2.5, second, to interest then due and owing hereunder of the Borrowers and, third, to principal then due and owing hereunder and under this Agreement of the Borrowers.  Each payment on account of any fees pursuant to Section 2.5 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Letter of Credit Facing Fees and the Issuing Lender Fees which shall be paid to the Issuing Lender).  Each optional repayment and prepayment by the Borrowers on account of principal of and interest on the Revolving Loans and on the Term Loan, as applicable, shall be applied to such Loans, as applicable, on a pro rata basis and, to the extent applicable, in accordance with the terms of Section 2.7(a) hereof.  Each mandatory prepayment on account of principal of the Loans shall be applied to such Loans, as applicable, on a pro rata basis and, to the extent applicable, in accordance with Section 2.7(b).  All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.15) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified on Section 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. on the date when due.  The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

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(b)        Allocation of Payments After Exercise of Remedies.  Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies (other than the application of default interest pursuant to Section 2.8) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including, without limitation, the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Credit Party Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

FIRST, to the payment of all reasonable out‑of‑pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

SECOND, to the payment of any fees owed to the Administrative Agent and the Issuing Lender;

THIRD, to the payment of all reasonable out‑of‑pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including, with respect to any Bank Product, any fees, premiums and scheduled periodic payments due under such Bank Product and any interest accrued thereon;

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FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any Bank Product, any breakage, termination or other payments due under such Bank Product and any interest accrued thereon;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to the Borrowers.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders and any Bank Product Provider shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender or the outstanding obligations payable to such Bank Product Provider bears to the aggregate then outstanding Loans and LOC Obligations and obligations payable under all Bank Products) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (c) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (i) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section.  Notwithstanding the foregoing terms of this Section, only Collateral proceeds and payments under the Guaranty (as opposed to ordinary course principal, interest and fee payments hereunder) shall be applied to obligations under any Bank Product.  Amounts distributed with respect to any Bank Product Debt shall be the last Bank Product Amount reported to the Administrative Agent; provided that any such Bank Product Provider may provide an updated Bank Product Amount to the Administrative Agent prior to payments made pursuant to this Section.  The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Bank Product Provider.  In the absence of such notice, the Administrative Agent may assume the amount to be distributed is the Bank Product Amount last reported to the Administrative Agent.

Section 2.12    Non-Receipt of Funds by the Administrative Agent.

(a)        Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Extension of Credit that such Lender will not make available to the Administrative Agent such Lender’s share of such Extension of Credit, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Extension of Credit available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Alternate Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Extension of Credit to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Extension of Credit.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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(b)        Payments by the Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under subsections (a) and (b) of this Section shall be prima facie evidence thereof, conclusive, absent demonstrable error.

(c)        Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Article IV are not satisfied or waived in accordance with the terms thereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

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(d)        Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.5(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any such payment under Section 9.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.5(c).

(e)        Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13    Inability to Determine Interest Rate.

Notwithstanding any other provision of this Agreement, if (a) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period, or (b) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the applicable Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Company, and the Lenders at least two (2) Business Days prior to the first day of such Interest Period.  Unless the Company shall have notified the Administrative Agent upon receipt of such telephone notice that it or another Borrower wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans.  Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

Section 2.14    Yield Protection.

(a)        Increased Costs Generally.  If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

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(ii)        subject the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document to any (or any increase in any) Other Connection Taxes with respect to any Credit Document, any Letter of Credit or any participation in any Loan or a Letter of Credit (except for the imposition of, or any change in the rate of, any Net Income Tax); or

(iii)       impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Rate Loan (or, in the case of clause (ii), any Loan or any participation in any Loan) or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Administrative Agent, Lender, the Issuing Lender or other recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Administrative Agent, Lender, the Issuing Lender, or other recipient, the Borrowers will pay to such Administrative Agent, Lender, the Issuing Lender or other recipient, as the case may be, such additional amount or amounts as will compensate such Administrative Agent, Lender, Issuing Lender or other recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)        Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)        Certificates for Reimbursement.  A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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(d)        Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered, as the case may be, to the extent that such Lender or the Issuing Lender fails to make a demand for such compensation more than nine (9) months after becoming aware of such Change in Law giving arise to such increased costs or reductions.

Section 2.15    Compensation for Losses; Eurocurrency Liabilities.

(a) Compensation for Losses.   Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(i)         any continuation, conversion, payment or prepayment of any Loan other than an Alternate Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii)        any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than an Alternate Base Rate Loan on the date or in the amount notified by the Company or the applicable Borrower; or

(iii)       any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 2.19;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

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(b)        The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves under Regulation D with respect to “Eurocurrency liabilities” within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding, additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such LIBOR Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such LIBOR Loan, provided the Company shall have received at least fifteen (15) days prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice fifteen (15) days prior to the relevant interest payment date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

Section 2.16    Taxes.

(a)        Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made free and clear of and without reduction or withholding for any Taxes, provided that if any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment, then the applicable Withholding Agent shall make such deduction and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Issuing Lender, Lender (or each of its beneficial owners), as the case may be, receives an amount equal to the sum it would have received had no such deductions been made.  A certificate as to the amount of such withholding or deduction that is an Indemnified Tax delivered by the Withholding Agent to the Borrowers (with, if the Withholding Agent is not the Administrative Agent, a copy to the Administrative Agent), shall be conclusive absent manifest error.

(b)        Payment of Other Taxes by the Borrowers.  Without limiting the provisions of paragraph (a) above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)        Indemnification by the Borrowers.  The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.  The Borrowers shall also indemnify the Administrative Agent, within 10 days after demand therefor, for any amount which a Lender or the Issuing Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by paragraph (d) below; provided that, such Lender or the Issuing Lender, as the case may be, shall indemnify the Borrowers to the extent of any payment any Borrower makes to the Administrative Agent pursuant to this sentence.  In addition, the Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after demand therefor, for any incremental Taxes that may become payable by such Administrative Agent, Lender (or its beneficial owners) or Issuing Lender as a result of any failure of any Credit Party to pay any Taxes when due to the appropriate Governmental Authority or to deliver to such Administrative Agent, pursuant to clause (e), documentation evidencing the payment of Taxes.  Notwithstanding the foregoing, the Credit Parties shall not be liable for any penalties, interest or expenses imposed or incurred as a result of the willful misconduct or gross negligence of the Administrative Agent or any Lender.

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(d)        Indemnification of the Administrative Agent.  Each Lender and the Issuing Lender shall indemnify the Administrative Agent within 10 days after demand therefor, for the full amount of any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Lender, as the case may be, under any Credit Document against any amount due to the Administrative Agent under this paragraph (d). The agreements in paragraph (d) shall survive the resignation and/or replacement of the Administrative Agent.

(e)        Evidence of Payments.  As soon as reasonably practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section, the Company shall deliver to the Administrative Agent the original or a certified copy (certified by the Company) of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)         Status of Lenders.  Each Foreign Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Credit Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the applicable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, in the case of any withholding Tax other than the U.S. federal withholding Tax, the completion, execution and submission of such forms shall not be required if in the Foreign Lender’s judgment such completion, execution or submission would subject such Foreign Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Foreign Lender.

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Without limiting the generality of the foregoing, in the event that the applicable Borrower is a U.S. Borrower,

(i)         each Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(ii)        each Foreign Lender (other than a Foreign Lender that is a U.S. Person) shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent), whichever of the following is applicable:

(A)       properly completed and duly executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(B)       properly completed and duly executed originals of Internal Revenue Service Form W-8ECI;

(C)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that (A) such Foreign Lender is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Foreign Lender or are effectively connected but are not includible in the Foreign Lender’s gross income for U.S. federal income tax purposes under an income tax treaty (a “U.S. Tax Compliance Certificate”) and (y) properly completed and duly executed originals of  Internal Revenue Service Form W-8BEN;

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(D)       to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), properly completed and duly executed originals of Internal Revenue Service Form W-8IMY, accompanied by an Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN and, U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable, in each case in accordance with this Section 2.16(f); provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner; or

(E)       executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the applicable Borrower to determine the withholding or deduction required to be made.

(iii)       If a payment made to a Lender under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller, and (B) other documentation reasonably requested by the Company and the Administrative Agent sufficient for the Administrative Agent and the Company to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall provide a new form or certification in accordance with this Section 2.16(f) or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

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(g)        Treatment of Certain Refunds.  If the Administrative Agent, a Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid by any Credit Party pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of additional amounts or indemnity payments made under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such indemnifying party, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over pursuant to this Section (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent, the Issuing Lender or any Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the Administrative Agent, Issuing Lender or Lender in a less favorable net after-Tax position than the Administrative Agent, Issuing Lender or Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

(h)        Survival.  Each party’s obligations under this Section shall survive the termination of the Credit Documents and payment of any obligations thereunder.

Section 2.17    Indemnification; Nature of Issuing Lender’s Duties.

(a)        In addition to its other obligations under Section 2.3, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).

(b)        As between the Credit Parties, the Issuing Lender and each Lender, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof.  Neither the Issuing Lender nor any Lender shall be responsible:  (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender or any Lender, including, without limitation, any Government Acts.  None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.

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(c)        In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender or any Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender or such Lender under any resulting liability to the Credit Parties.  It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender and each Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority.  The Issuing Lender and the Lenders shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender and the Lenders.

(d)        Nothing in this Section is intended to limit the Reimbursement Obligation of the Borrowers contained in Section 2.3(d) hereof.  The obligations of the Credit Parties under this Section shall survive the termination of this Agreement.  No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender and the Lenders to enforce any right, power or benefit under this Agreement.

(e)        Notwithstanding anything to the contrary contained in this Section, the Credit Parties shall have no obligation to indemnify the Issuing Lender or any Lender in respect of any liability incurred by the Issuing Lender or any such Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender or such Lender), as determined by a court of competent jurisdiction or pursuant to arbitration.

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Section 2.18    Illegality.

Notwithstanding any other provision of this Credit Agreement, if any Change in Law shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Company thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans.  Each Borrower hereby agrees to promptly pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.  A certificate (which certificate shall include a description of the basis for the computation) as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Company shall be prima facie evidence thereof in the absence of demonstrable error.  Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

Section 2.19    Replacement of Lenders.

(a)        Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.14, or requires the Company to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)        Replacement of Lenders.  If (i) any Lender requests compensation under Section 2.14, (ii) the Company is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender (other than Wells Fargo) fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Credit Document that requires the unanimous approval of all of the Lenders, the approval of all of the Lenders affected thereby or the approval of a class of Lenders, in each case in accordance with the terms of Section 9.1, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign (at par) and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

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(A)       the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.6;

(B)       such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(C)       in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter;

(D)       in the case of any such assignment resulting from a Lender’s failure to consent as described in clause (iv), the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent; and

(E)       such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Section 2.20    Cash Collateral.

(a)        Cash Collateral.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, any Issuing Lender or the Swingline Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.21 and any Cash Collateral provided by the Defaulting Lender).

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(b)        Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked deposit accounts with the Administrative Agent.  Each of the Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein as security for the obligations to which such Cash Collateral may be applied pursuant to clause (c) below.  If at any time the Administrative Agent, any Issuing Lender or the Swingline Lender reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, any Issuing Lender or the Swingline Lender, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)        Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section or Section 2.21  in respect of Letters of Credit or Swingline Loans, shall be held and applied to the satisfaction of the specific LOC Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)        Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure shall be released promptly following (i) the elimination of the applicable Fronting Exposure giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee)), or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral (which determination shall be confirmed by any Issuing Lender or Swingline Lender affected by such release of Cash Collateral); provided, however, (A) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default (and following application as provided in this Section may be otherwise applied in accordance with Section 2.13), and (B) the Person providing Cash Collateral and each applicable Issuing Lender or Swingline Lender may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure.

Section 2.21    Defaulting Lenders.

(a)        Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

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(i)         Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.1.

(ii)        Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lenders or the Swingline Lender against that Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LOC Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LOC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LOC Obligations owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)       Certain Fees.

(A)       Commitment Fees. (1) No Commitment Fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) any Commitment Fee accrued with respect to the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender.

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(B)       Letter of Credit Fees.  A Defaulting Lender shall not be entitled to receive any Letter of Credit Fee for any period during which it is a Defaulting Lender, except that a Defaulting Lender shall be entitled to receive a Letter of Credit Fee with respect to each Letter of Credit or portion thereof for which it has provided Cash Collateral pursuant to Section 2.20.  With respect to any Letter of Credit Fee that a Defaulting Lender is not entitled to receive in accordance with the terms of this Section, such Letter of Credit Fee shall be paid to the non-Defaulting Lenders to the extent such Defaulting Lender’s L/C Obligations have been reallocated to the Non-Defaulting Lenders in accordance with clause (iv) below; provided that if any portion of such Defaulting Lender’s L/C Obligations have not been reallocated to the Non-Defaulting Lenders and have not been Cash Collateralized by the Defaulting Lender (the “Exposed L/C Obligations”), the Letter of Credit Fees corresponding to the Exposed L/C Obligations (1) shall not be payable by the Borrowers to the extent the Borrowers have Cash Collateralized such Exposed L/C Obligations and (2) shall be payable to the Issuing Lender to the extent the Borrowers have not Cash Collateralized such Exposed L/C Obligations.

(iv)       Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s LOC Obligations and its Swingline Exposure shall automatically (effective on the day such Lender becomes a Defaulting Lender) be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Committed Funded Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.

(v)        Cash Collateral.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, immediately following notice by the Administrative Agent, any Issuing Lender or the Swingline Lender, Cash Collateralize such Defaulting Lender’s LOC Obligations and its Swingline Exposure (after giving effect to any partial reallocation pursuant to clause (iv) above) in accordance with the procedures set forth in Section 2.20 for so long as such LOC Obligations or Swingline Loans are outstanding.

(b)        Defaulting Lender Cure.  If the Company, the Administrative Agent, the Swingline Lender and Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the

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Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.21(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.22    Incremental Facility.

(a)        Revolving Facility Increases.  Subject to the terms and conditions set forth herein, the Borrowers shall have the right, at any time and from time to time (but not to exceed two (2) increases in the aggregate) prior to the Revolving Maturity Date, to incur additional Indebtedness under this Agreement in the form of an increase to the Revolving Committed Amount (each, a “Revolving Facility Increase”) by an aggregate principal amount for all such Revolving Facility Increases of up to FIFTY MILLION DOLLARS ($50,000,000).

(b)        Terms and Conditions.  The following terms and conditions shall apply to any Revolving Facility Increase:  (i) no Default or Event of Default shall exist immediately prior to or after giving effect to such Revolving Facility Increase, (ii) the other terms and documentation (other than the Applicable Margin, which shall be determined as set forth below in clause (c)) in respect of any Revolving Facility Increase, to the extent not consistent with the Revolving Facility Increase, will be reasonably satisfactory to the Administrative Agent, (iii) any loans made pursuant to a Revolving Facility Increase shall constitute Credit Party Obligations and will be secured and guaranteed with the other Credit Party Obligations on a pari passu basis, (iv) any Lenders providing such Revolving Facility Increase shall be entitled to the same voting rights as the existing Revolving Lenders and shall be entitled to receive proceeds of prepayments on the same basis as the existing Revolving Lenders, (v) the conditions to Extensions of Credit in Section 4.2 shall have been satisfied, (vi) any such Revolving Facility Increase shall be in a minimum principal amount of $25,000,000 (or the amount then remaining available for such increase) and (vii) the Administrative Agent shall have received (A) an opinion or opinions (including, if reasonably requested by the Administrative Agent, local counsel opinions) of counsel for the Credit Parties, addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent, (B) any authorizing corporate documents as the Administrative Agent may reasonably request and (C) if applicable, a duly executed Notice of Borrowing.

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(c)        Applicable Margin and Yield.  The Applicable Margin and any other components of yield on the Revolving Facility Increase payable to the Lenders making such Revolving Facility Increase may be higher than the then current Applicable Margin (or any other components of yield) on the Revolving Credit Facility, calculating yield in the same manner but in each case by no more than 50 basis points (it being understood that the Revolving Credit Facility pricing will be increased and/or additional fees will be paid to Revolving Lenders to the extent necessary to satisfy such requirement).

(d)        Revolving Facility Increase Participations.  In connection with the closing of any Revolving Facility Increase, the outstanding Revolving Loans and Participation Interests shall be reallocated by causing such fundings and repayments (which shall not be subject to any processing and/or recordation fees) among the Revolving Lenders (which the Company shall be responsible for any costs arising under Section 2.15 resulting from such reallocation and repayments) of Revolving Loans as necessary such that, after giving effect to such Revolving Facility Increase, each Revolving Lender will hold Revolving Loans and Participation Interests based on its Revolving Commitment Percentage (after giving effect to such Revolving Facility Increase).

(e)        Participation.  The Company may invite (x) existing Lenders; provided, that no existing Lender shall have any obligation to provide all or any portion of such Revolving Facility Increase or (y) other banks, financial institutions and investment funds reasonably acceptable (such consent not to be unreasonably withheld or delayed) to the Administrative Agent to join this Credit Agreement as Lenders hereunder for any portion of such Revolving Facility Increase; provided that such other banks, financial institutions and investment funds shall enter into such joinder agreements to give effect thereto as the Administrative Agent may reasonably request.

(f)         Amendments.   The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any such Revolving Facility Increase.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

Section 3.1      Financial Condition.

(a)        (i) The audited Consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 2009 together with the related Consolidated statements of income or operations, equity and cash flows for the fiscal years ended on such dates, (ii) the unaudited Consolidated financial statements of the Company and its Subsidiaries for the year-to-date period ending on the last day of the quarter that ended at least forty-five (45) days prior to the Closing Date, together with the related Consolidated statements of income or operations, equity and cash flows for the year-to-date period ending on such date and (iii) a pro forma balance sheet of the Company and its Subsidiaries as of the last day of the quarter that ended at least forty-five (45) days prior to the Closing Date:

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(A)       were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

(B)       fairly present the financial condition of the Company and its Subsidiaries, as applicable, as of the date thereof (subject, in the case of the unaudited financial statements, to normal year-end adjustments and the absence of footnotes) and results of operations for the period covered thereby.

(b)        The five-year projections of the Credit Parties and their Subsidiaries (prepared on a quarterly basis for the first year following the Closing Date and on an annual basis thereafter for the term of this Agreement) delivered to the Lenders on or prior to the Closing Date were prepared based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

Section 3.2      No Material Adverse Effect.

Since December 31, 2009 (and, in addition, after delivery of annual audited financial statements in accordance with Section 5.1(a), from the date of the most recently delivered annual audited financial statements), there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.3      Corporate Existence; Compliance with Law; Patriot Act Information.

Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (b) has the requisite power and authority and the legal right to own and operate all its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and has taken all actions necessary to maintain all rights, privileges, licenses and franchises necessary or required in the normal conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified to conduct business and in good standing under the laws of (i) the jurisdiction of its organization or formation, and (ii) each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing in any such other jurisdiction could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the business or operations of the Company and its Subsidiaries in such jurisdiction and (d) is in compliance with all Requirements of Law, organizational documents, government permits and government licenses except to the extent such non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Set forth on Schedule 3.3 as of the Closing Date, or as of the last date such Schedule was required to be updated in accordance with Section 5.2, is the following information for each Credit Party:  the exact legal name and any former legal names of such Credit Party in the four (4) months prior to the Closing Date, the state or place of incorporation or organization, the type of organization, the chief executive office, the principal place of business, the organization identification number, the federal tax identification number and ownership information (e.g. publicly held, if private or partnership, the owners and partners of each of the Credit Parties).

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Section 3.4      Corporate Power; Authorization; Enforceable Obligations.

Each of the Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company, partnership or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party.  Each Credit Document to which it is a party has been duly executed and delivered on behalf of each Credit Party.  Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.5      No Legal Bar; No Default.

The execution, delivery and performance by each Credit Party of the Credit Documents to which such Credit Party is a party, the borrowings thereunder and the use of the proceeds of the Loans (a) will not violate any Requirement of Law or any Material Contract of any Credit Party (except those as to which waivers or consents have been obtained) except, in the case of Material Contracts, where such violation could not reasonably be expected to result in a Material Adverse Effect, (b) will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other organization documents of the Credit Parties or any material approval or material consent from any Governmental Authority relating to such Person, and (c) will not result in, or require, the creation or imposition of any Lien on any Credit Party’s properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents or Permitted Liens.  No Default or Event of Default has occurred and is continuing.

Section 3.6      No Material Litigation.

No litigation, investigation, claim, criminal prosecution, civil investigative demand, imposition of criminal or civil fines and penalties, or any other proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Credit Parties, threatened in writing by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Extension of Credit or any of the Transactions, or (b) which could reasonably be expected to have a Material Adverse Effect.  No permanent injunction, temporary restraining order or similar decree has been issued against any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.  Set forth on Schedule 3.6 is all material litigation of the Company and its Subsidiaries as of the Closing Date.

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Section 3.7      Investment Company Act; etc.

No Credit Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  No Credit Party is subject to regulation under the Federal Power Act, the Interstate Commerce Act, the Public Utility Holding Company Act of 2005 or any federal or state statute or regulation limiting its ability to incur the Credit Party Obligations.

Section 3.8      Margin Regulations.

No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose that violates, or that would require any Lender to make any filings in accordance with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  The Company and its Subsidiaries (a) are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own “margin stock” having a value that exceeds 25% of the value of their assets.

Section 3.9      ERISA.

Except as could not reasonably be expected to have a Material Adverse Effect with respect to (i) or (ii), (i) neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five‑year period prior to the date on which this representation is made or deemed made with respect to any Plan, and (ii) each Plan has complied with the applicable provisions of ERISA and the Code.  Except as could not, with respect to (i) or (ii), reasonably be expected to have a Material Adverse Effect, (i) no termination of a Plan has occurred resulting in any liability that has remained unpaid, and (ii) no Lien in favor of the PBGC has arisen, during such five‑year period.  Except as could not reasonably be expected to have a Material Adverse Effect: the present value of all accrued benefits under each Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits; and neither any Credit Party nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan.

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Section 3.10    Environmental Matters.

Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

(a)        The facilities and properties owned, leased or operated by the Credit Parties or any of their Subsidiaries (other than Excluded Joint Ventures) (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability on behalf of any Credit Party under, any Environmental Law.

(b)        The Properties and all operations of the Credit Parties and/or their Subsidiaries (other than Excluded Joint Ventures) at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination by Materials of Environmental Concern at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Credit Parties or any of their Subsidiaries (other than Excluded Joint Ventures) (the “Business”).

(c)        Neither the Credit Parties nor their Subsidiaries have received any written or actual notice of violation, alleged violation, non‑compliance, liability or potential liability on behalf of any Credit Party with respect to environmental matters or Environmental Laws regarding any of the Properties or the Business, nor do the Credit Parties or their Subsidiaries (other than Excluded Joint Ventures) have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)        Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability on behalf of any Credit Party under any Environmental Law, and no Materials of Environmental Concern have been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability on behalf of any Credit Party under, any applicable Environmental Law.

(e)        No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company and its Subsidiaries (other than Excluded Joint Ventures), threatened, under any Environmental Law to which any Credit Party or any Subsidiary (other than Excluded Joint Ventures) is or could reasonably be expected to be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

(f)         There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Credit Party or any Subsidiary (other than Excluded Joint Ventures)in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability on behalf of any Credit Party under Environmental Laws.

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Section 3.11    Use of Proceeds.

The proceeds of the Extensions of Credit shall be used by the Borrowers solely (a) to refinance certain existing Indebtedness of the Credit Parties and their Subsidiaries (including the Subordinated Notes), (b) to pay any costs, fees and expenses associated with this Agreement on the Closing Date and (c) for working capital and other general corporate purposes of the Credit Parties and their Subsidiaries.

Section 3.12    Subsidiaries; Joint Ventures; Partnerships.

Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries, joint ventures and partnerships of the Credit Parties as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2.  Information on the attached Schedule includes the following:  (a) the number of shares of each class of Equity Interests of each Credit Party outstanding and (b) the number and percentage of outstanding shares of each class of Equity Interests owned by the Company and its Subsidiaries in each case, as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2. The outstanding Equity Interests of all such Subsidiaries are validly issued, fully paid and in the case of Subsidiaries that are corporations, non‑assessable, and are owned free and clear of all Liens (other than Permitted Liens).

Section 3.13    Ownership.

Each of the Credit Parties and its Subsidiaries (other than Excluded Joint Ventures) is the owner of, and has good title to or a valid leasehold interest in, all of its respective assets, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than Permitted Liens) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect.  Each Credit Party and its Subsidiaries (other than Excluded Joint Ventures) enjoys peaceful and undisturbed possession under all of its leases and all such leases are valid and subsisting and in full force and effect except where the failure to enjoy peaceful and undisturbed possession or where such leases are not valid and subsisting and in full force and effect in any case could not reasonably be expected to have a Material Adverse Effect.

Section 3.14    Consent; Governmental Authorizations.

No approval, consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of Extensions of Credit by the Borrowers or the making of the Guaranty hereunder or with the execution, delivery or performance of any Credit Document by the Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents), except where failure to obtain such approval, consent, authorization or to make such filing could not reasonably be expected to result in a Material Adverse Effect.

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Section 3.15    Taxes.

Each of the Credit Parties and its Subsidiaries (other than Excluded Joint Ventures) has filed, or caused to be filed, all United States Federal and state income tax returns and all other material tax returns (federal, state, local and foreign) required to be filed and paid (a) all material amounts of material taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) that are not yet delinquent, (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP and (iii) that are not material in amount.  Except as set forth on Schedule 3.15, none of the Credit Parties or their Subsidiaries is aware as of the Closing Date of any material tax assessments proposed in writing against it or any of its Subsidiaries (other than Excluded Joint Ventures).

Section 3.16    Collateral Representations.

(a)        Intellectual Property.  Set forth on Schedule 3.16(a), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2, is a list of all registered or issued United States and Canadian Intellectual Property (including all applications for registration and issuance) owned by each of the Credit Parties or that each of the Credit Parties has the right to (including the name/title, current owner, registration or application number, and registration or application date and such other information as reasonably requested by the Administrative Agent).

(b)        Documents, Instrument, and Tangible Chattel Paper. Set forth on Schedule 3.16(b), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2, is a description of all Documents (as defined in the UCC), Instruments (as defined in the UCC), and Tangible Chattel Paper (as defined in the UCC) of the Credit Parties (including the Credit Party owning such Document, Instrument and Tangible Chattel Paper and such other information as reasonably requested by the Administrative Agent) having a value in excess of $5,000,000.

(c)        Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, Securities Accounts and Uncertificated Investment Property.  Set forth on Schedule 3.16(c), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2, is a description of all Deposit Accounts (as defined in the UCC), Electronic Chattel Paper (as defined in the UCC), Letter-of-Credit Rights (as defined in the UCC), Securities Accounts (as defined in the UCC) and uncertificated Investment Property (as defined in the UCC) of the Credit Parties, including the name of (i) the applicable Credit Party, (ii) in the case of a Deposit Account, the depository institution, (iii) in the case of Electronic Chattel Paper, the account debtor, (iv) in the case of Letter-of-Credit Rights, the issuer or nominated person, as applicable, and (v) in the case of a Securities Account or other uncertificated Investment Property, the Securities Intermediary or issuer and the average amount held in such Securities Account, as applicable.

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(d)        Commercial Tort Claims.  Set forth on Schedule 3.16(d), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2, is a description of all Commercial Tort Claims (as defined in the UCC) of the Credit Parties (detailing such Commercial Tort Claim in such detail as reasonably requested by the Administrative Agent) where such Credit Party has filed a claim with a Governmental Authority and reasonably expects to receive a recovery in excess of $5,000,000.

(e)        Pledged Equity Interests.  Set forth on Schedule 3.16(e), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2, is a list of (i) the issued and outstanding Equity Interests owned by such Credit Party of each Subsidiary and (ii) all other Equity Interests required to be pledged to the Administrative Agent pursuant to the Security Documents.

(f)         Properties.  Set forth on Schedule 3.16(f)(i), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2, is a list of all Mortgaged Properties (including the Credit Party owning such Mortgaged Property).  Set forth on Schedule 3.16(f)(ii) is a list of (i) each headquarter location of the Credit Parties (and an indication if such location is leased or owned), (ii) each other location where any significant administrative or governmental functions are performed (and an indication if such location is leased or owned), (iii) each other location where the Credit Parties maintain any books or records (electronic or otherwise) (and an indication if such location is leased or owned) and (iv) each location where any personal property Collateral (other than Collateral out-for-repair or in-transit) is located at any premises owned or leased by a Credit Party with a Collateral value in excess of $5,000,000 (and an indication whether such location is leased or owned).

Section 3.17    Solvency.

Before and after giving effect to the Transactions, (a) the Credit Parties, taken as a whole, are solvent and able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (b) the fair saleable value of the Credit Parties’ assets, taken as a whole, measured on a going concern basis, exceeds all probable liabilities as they become absolute and matured, including those to be incurred pursuant to this Agreement.  Before and after giving effect to the Transactions, the Credit Parties, taken as a whole, do not have unreasonably small capital in relation to the business in which they are or propose to be engaged.  After giving effect to the Transactions, the Credit Parties, taken as a whole, have not incurred debts beyond their ability to pay such debts as they become due.  In executing the Credit Documents and consummating the Transactions, none of the Credit Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Credit Parties is or will become indebted.

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Section 3.18    Compliance with FCPA.

Each of the Credit Parties and their Subsidiaries is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto.  None of the Credit Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq, in each case, which could reasonably be expected to have a Material Adverse Effect.

Section 3.19    No Burdensome Restrictions.

None of the Credit Parties or their Subsidiaries (other than Excluded Joint Ventures) is a party to any agreement or instrument (other than this Agreement) or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.20    Brokers’ Fees.

None of the Credit Parties or their Subsidiaries (other than Excluded Joint Ventures) has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the Transactions other than the closing and other fees payable pursuant to this Agreement and as set forth in the Fee Letter.

Section 3.21    Labor Matters.

None of the Credit Parties or their Subsidiaries (other than Excluded Joint Ventures) (a) has suffered any strikes, walkouts or work stoppages within the last five years or (b) has knowledge of any potential or pending strike, walkout or work stoppage that in either case could reasonably be expected to result in a Material Adverse Effect.  No unfair labor practice complaint is pending against any Credit Party or any of its Subsidiaries (other than Excluded Joint Ventures) that could reasonably be expected to result in a Material Adverse Effect.  There are no strikes, walkouts or work stoppages pending or to the knowledge of the Credit Parties threatened in writing against any Credit Party that could reasonably be expected to result in a Material Adverse Effect.

Section 3.22    Accuracy and Completeness of Information.

All written factual information heretofore, contemporaneously or hereafter furnished by or on behalf of any Credit Party or any of its Subsidiaries to the Administrative Agent, the Arrangers or any Lender for purposes of or in connection with this Agreement or any other Credit Document, or any Transaction, is (when taken as a whole), or when furnished, will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not materially misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 3.22, such factual information and data shall not include projections (including financial estimates, forecasts and/or any other forward-looking information) and information of a general economic or general industry nature.

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Section 3.23    Insurance.

The insurance coverage of the Company and its Subsidiaries (other than Excluded Joint Ventures) is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.23 as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2 and such insurance coverage complies with the requirements set forth in Section 5.5(b).

Section 3.24    Security Documents.

The Security Documents create valid and enforceable security interests in, and Liens on, the Collateral purported to be covered in the United States thereby to the extent required hereby and thereby.  Except as set forth in the Security Documents, such security interests and Liens are currently (or will be, upon (a) the filing of appropriate financing statements with the Secretary of State of the state of incorporation or organization in the United States for each Credit Party, the filing of appropriate assignments or notices with the United States Patent and Trademark Office and the United States Copyright Office, and the recordation of the Mortgage Instruments, in each case in favor of the Administrative Agent, on behalf of the Lenders, (b) the Administrative Agent obtaining control or possession over those items of Collateral in which a security interest is perfected through control or possession and (c) taking such other actions as are set forth in such Security Documents) perfected security interests and Liens in the United States in favor of the Administrative Agent, for the benefit of the Secured Parties, prior to all other Liens other than Permitted Liens in each case to the extent required by the terms of this Agreement and the Security Documents and with respect to Intellectual Property, (i) only if and to the extent a security interest can be perfected by the filing of appropriate UCC financing statements with the Secretary of State of the state of incorporation or organization for each Credit Party and/or, in respect of applied for, issued or registered Intellectual Property, a filing in the United States Patent and Trademark Office or United States Copyright Office, and (ii) subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be required to establish a Lien on applied for, issued or registered Intellectual Property acquired by a Credit Party after the Closing Date.

Section 3.25    Classification of Senior Indebtedness.

If any Subordinated Debt is outstanding, the Credit Party Obligations constitute “Senior Indebtedness”, “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any Subordinated Debt, if any and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

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Section 3.26    Anti-Terrorism Laws.

Neither any Credit Party nor any of its Subsidiaries (other than Excluded Joint Ventures) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (the “Trading with the Enemy Act”), as amended.  Neither any Credit Party nor any of its Subsidiaries (other than Excluded Joint Ventures) is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  None of the Credit Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 3.27    Compliance with OFAC Rules and Regulations.

(a)        None of the Credit Parties or their Subsidiaries (other than Excluded Joint Ventures) or their respective Affiliates is in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(b)        None of the Credit Parties or their Subsidiaries (other than Excluded Joint Ventures) or their respective Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has a more than 10% of its assets located in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  To the knowledge of the Credit Parties, no proceeds of any Loan will be used nor have any been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Section 3.28    Authorized Officer.

Set forth on Schedule 3.28 are Responsible Officers that are permitted to sign Credit Documents on behalf of the Credit Parties, holding the offices indicated next to their respective names, as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 5.2.  Such Authorized Officers are the duly elected and qualified officers of such Credit Party and are duly authorized to execute and deliver, on behalf of the respective Credit Party, the Credit Agreement, the Notes and the other Credit Documents.

Section 3.29    Regulation H.

No Mortgaged Property is a Flood Hazard Property unless the Administrative Agent shall have received the following: (a) the applicable Credit Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (b) copies of insurance policies or certificates of insurance of the applicable Credit Party evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Lenders.

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Section 3.30    Material Contracts.

No Material Contract has been cancelled or terminated, nor has any Material Contact failed to be renewed or extend, unless such cancellation, termination or failure to renew or extend could not reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1      Conditions to Closing Date.

This Agreement shall become effective upon, and the obligation of each Lender to make the initial Extensions of Credit on the Closing Date is subject to, the satisfaction or waiver of the following conditions precedent:

(a)        Execution of Credit Agreement and Credit Documents.  The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a duly authorized officer of each party hereto, (ii) for the account of each Revolving Lender requesting a promissory note, a duly executed Revolving Loan Note, (iii) for the account of each Term Loan Lender requesting a promissory note, a duly executed Term Loan Note, (iv) for the account of the Swingline Lender requesting a promissory note, the Swingline Loan Note, (v) counterparts of the Security Agreement and the Pledge Agreement, in each case conforming to the requirements of this Agreement and executed by duly authorized officers of the Credit Parties or other Person, as applicable and (vi) counterparts of any other Credit Document, executed by the duly authorized officers of the parties thereto.

(b)        Authority Documents.  The Administrative Agent shall have received the following:

(i)         Articles of Incorporation/Charter Documents.  Original certified certificates of incorporation or other charter documents, as applicable, of each Credit Party certified (A) by an officer of such Credit Party (pursuant to an officer’s certificate in substantially the form of Exhibit 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date, and (B) to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation or organization, as applicable.

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(ii)        Resolutions.  Copies of resolutions of the board of directors or comparable managing body of each Credit Party approving and adopting the Credit Documents, the Transactions and authorizing execution and delivery thereof, certified by an officer of such Credit Party (pursuant to an officer’s certificate in substantially the form of Exhibit 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

(iii)       Bylaws/Operating Agreement.  A copy of the bylaws or comparable operating agreement of each Credit Party certified by an officer of such Credit Party (pursuant to an officer’s certificate in substantially the form of Exhibit 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

(iv)       Good Standing.  Original certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(v)        Incumbency.  An incumbency certificate of each Authorized Officer of each Credit Party certified by an officer (pursuant to an officer’s certificate in substantially the form of Exhibit 4.1(b) attached hereto) to be true and correct as of the Closing Date.

(c)        Legal Opinion of Counsel.  The Administrative Agent shall have received an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of each Credit Party, opinions as to perfection of the Liens granted to the Administrative Agent pursuant to the Security Documents and opinions as to the non-contravention of the Credit Parties’ organizational documents and Material Contracts that constitute Indebtedness).

(d)        Personal Property Collateral.  The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i)         (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien and judgment searches;

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(ii)        searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as reasonably requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property;

(iii)       completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iv)       stock or membership certificates, if any, evidencing the Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement and undated stock or transfer powers duly executed in blank;

(v)        duly executed consents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Lenders’ security interest in the Collateral; and

(vi)       to the extent required to be delivered pursuant to the terms of the Security Documents, all instruments, documents and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral to the extent required to be perfected hereunder or under the Security Documents.

(e)        Liability, Casualty, Hazard, Property and Business Interruption Insurance.  The Administrative Agent shall have received copies of insurance policies or certificates and endorsements of insurance evidencing liability, casualty, hazard, property and business interruption insurance meeting the requirements set forth herein.  The Administrative Agent shall be named (i) as lenders’ loss payee, as its interest may appear, with respect to any such insurance providing coverage in respect of any Collateral and (ii) as additional insured, as its interest may appear, with respect to any such insurance providing liability coverage.

(f)         Solvency Certificate.  The Administrative Agent shall have received an officer’s certificate executed by the chief financial officer or other Authorized Officer approved by the Administrative Agent of the Company as to the financial condition, solvency and related matters of the Credit Parties and their Subsidiaries, after giving effect to the Transactions and the initial borrowings under the Credit Documents, in substantially the form of Exhibit 4.1(g) hereto.

(g)        Account Designation Notice.  The Administrative Agent shall have received the executed Account Designation Notice in the form of Exhibit 1.1(a) hereto.

(h)        Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing with respect to the Loans to be made on the Closing Date.

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(i)         Existing Indebtedness of the Credit Parties.  All of the existing Indebtedness for borrowed money of the Credit Parties and their Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 6.1) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date.

(j)         Financial Statements.  The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 3.1.

(k)        Financial Condition Certificate.  The Administrative Agent shall have received a certificate or certificates executed by an Authorized Officer of the Company as of the Closing Date, substantially in the form of Exhibit 4.1(k) stating that (i) immediately after giving effect to this Agreement, the other Credit Documents, and all the Transactions contemplated to occur on such date, (A) no Default or Event of Default exists and (B) the Credit Parties are in pro forma compliance with each of the initial financial covenants set forth in Section 5.9  (as evidenced through detailed calculations of such financial covenants on a schedule to such certificate) as of the last day of the quarter ending at least forty-five (45) days preceding the Closing Date and (ii) each of the other conditions precedent in Section 4.1 have been satisfied, except to the extent the satisfaction of any such condition is subject to the judgment or discretion of the Administrative Agent or any Lender.

(l)         Fees and Expenses.  The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to the Fee Letter and Section 2.5 to the extent invoiced.

Without limiting the generality of the provisions of Section 8.4, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.2      Conditions to All Extensions of Credit.

The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

(a)        Representations and Warranties.  The representations and warranties made by the Credit Parties herein, in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection herewith shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such Extension of Credit as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

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(b)        No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been cured or waived in accordance with this Agreement.

(c)        Compliance with Commitments.  Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount then in effect, (ii) the outstanding LOC Obligations shall not exceed the LOC Committed Amount, and (iii) the outstanding Swingline Loans shall not exceed the Swingline Committed Amount.

(d)        Additional Conditions to Revolving Loans.  If a Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

(e)        Additional Conditions to the Term Loan.  If the Term Loan is requested, (i) all conditions set forth in Section 2.2(b)(i) shall have been satisfied and (ii) concurrently with the making of such Term Loan, all of the existing Indebtedness of the Credit Parties and their Subsidiaries under the Subordinated Notes shall be repaid in full, and the Subordinated Notes shall be extinguished.

(f)         Additional Conditions to Letters of Credit.  If the issuance of a Letter of Credit is requested, (i) all conditions set forth in Section 2.3(b) shall have been satisfied and (ii) there shall exist no Lender that is a Defaulting Lender unless the Issuing Lender has entered into satisfactory arrangements with the Company or such Defaulting Lender to eliminate the Issuing Lender’s risk with respect to such Defaulting Lender’s LOC Obligations.

(g)        Additional Conditions to Swingline Loans.  If a Swingline Loan is requested, (i) all conditions set forth in Section 2.4(b)(i) shall have been satisfied and (ii) there shall exist no Lender that is a Defaulting Lender unless the Swingline Lender has entered into satisfactory arrangements with the Company or such Defaulting Lender to eliminate the Swingline Lender’s risk with respect to such Defaulting Lender’s in respect of its Swingline Commitment.

(h)        Incremental Facility.  If an Incremental Facility is requested, all conditions set forth in Section 2.22 shall have been satisfied.

Each request for an Extension of Credit and each acceptance by the Borrowers of any such Extension of Credit shall be deemed to constitute representations and warranties by the Credit Parties as of the date of such Extension of Credit that the conditions set forth above in paragraphs (a) through (h), as applicable, have been satisfied.

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ARTICLE V

AFFIRMATIVE COVENANTS

Each of the Credit Parties hereby covenants and agrees that on the Closing Date, and thereafter (a) for so long as this Agreement is in effect, (b) until the Commitments have terminated, and (c)  the Credit Party Obligations and all other amounts owing to the Administrative Agent or any Lender hereunder are paid in full in cash (other than contingent indemnity obligations for which no claim has been made), such Credit Party shall, and shall cause each of their Subsidiaries (excluding Excluded Joint Ventures), to:

Section 5.1      Financial Statements.

Furnish to the Administrative Agent and each of the Lenders:

(a)        Annual Financial Statements.  No later than the earlier of (i) to the extent applicable, the date the Company is required by the SEC to deliver its Form 10-K for each fiscal year of the Company (beginning with the fiscal year ended December 31, 2010) and (ii) ninety (90) days after the end of each fiscal year of the Company (beginning with the fiscal year ended December 31, 2010), a copy of the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year (beginning with the fiscal year ended December 31, 2010) and the related Consolidated statements of income and retained earnings and of cash flows of the Company and its Subsidiaries for such year, which shall be audited by Pricewaterhouse Coopers LLP or another firm of independent certified public accountants of nationally recognized standing, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; provided, that the delivery within the time period specified above of the Company’s annual report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with such certified public accountants’ opinion, shall be deemed to satisfy the requirements of this Section 5.1(a);

(b)        Quarterly Financial Statements.  No later than the earlier of (i) to the extent applicable, the date the Company is required by the SEC to deliver its Form 10-Q for any fiscal quarter of the Company (including the fiscal quarter ended June 30, 2010) and (ii) forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Company (including the fiscal quarter ended June 30, 2010), a copy of the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and related Consolidated statements of income and retained earnings and of cash flows for the Company and its Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form Consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year‑end audit adjustments) and including management discussion and analysis of operating results inclusive of operating metrics in comparative form; provided, that the delivery within the time period specified above of the Company’s Form 10-Q for such fiscal quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(b); and

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(c)        Annual Operating Budget and Cash Flow.  Within ninety (90) days after the end of each fiscal year (including the fiscal year ending December 31, 2010), a copy of the detailed annual operating budget or plan including cash flow projections of the Company and its Subsidiaries for the next four fiscal quarter period prepared on a quarterly basis, in form and detail reasonably acceptable to the Administrative Agent and the Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

all such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year‑end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein with changes required or permitted by GAAP and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a material change, if any, in GAAP as provided in Section 1.3(b).

Notwithstanding the foregoing, financial statements and reports required to be delivered pursuant to the foregoing provisions of this Section may be delivered electronically and if so, shall be deemed to have been delivered on the date on which the Administrative Agent receives such reports from the Company through electronic mail; provided that, upon the Administrative Agent’s request, the Company shall provide paper copies of any documents required hereby to the Administrative Agent.

Section 5.2      Certificates; Other Information.

Furnish to the Administrative Agent and each of the Lenders:

(a)        [Intentionally Omitted].

(b)        Officer’s Certificate.  Concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of an Authorized Officer substantially in the form of Exhibit 5.2(b) stating that (i) such financial statements present fairly the financial position of the Company and its Subsidiaries for the periods indicated in conformity with GAAP applied on a consistent basis and (ii) such Authorized Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Section 5.9 as of the last day of such period.

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(c)        Updated Schedules.  Concurrently with or prior to the delivery of (i) the financial statements referred to in Section 5.1(a) above, (A) an updated copy of Schedule 3.16(a) if the Credit Parties have registered, applied for registration of, acquired or otherwise obtained ownership of any registered, issued or pending application for new United States or Canadian Intellectual Property since the Closing Date or since such Schedule was last updated that is owned by a Credit Party, as applicable and (B) an updated copy of Schedule 3.23 if the Credit Parties or any of their Subsidiaries has materially altered or acquired any material insurance policies since the Closing Date or since such Schedule was last updated and (ii) the financial statements referred to in Sections 5.1(a) and 5.1(b) above, (A) an updated copy of Schedule 3.3 and Schedule 3.12 if the Credit Parties or any of their Subsidiaries has formed or acquired a new Subsidiary since the Closing Date or since such Schedule was last updated, as applicable, (B) an updated copy of Schedule 3.16(b) if the Credit Parties have obtained any Documents (as defined in the UCC), Instruments (as defined in the UCC) or Tangible Chattel Paper (as defined in the UCC) since the Closing Date or since such Schedule was last updated, as applicable, with a value in excess of $5,000,000 (C) an updated copy of Schedule 3.16(c) if the Credit Parties maintain any Deposit Accounts (as defined in the UCC), Electronic Chattel Paper (as defined in the UCC), Letter-of-Credit Rights (as defined in the UCC), Securities Accounts (as defined in the UCC) or uncertificated Investment Property (as defined in the UCC) to the extent not otherwise set forth on such Schedule as of the Closing Date or since such Schedule was last updated, as applicable, with a value in excess of $5,000,000 (D) an updated copy of Schedule 3.16(d) if the Credit Parties have filed suit with respect to any Commercial Tort Claims reasonably expected to result in a judgment in excess of $5,000,000 not otherwise set forth on such Schedule as of the Closing Date or since such Schedule was last updated, as applicable, (E) an updated copy of Schedule 3.16(e) to the extent required to be updated to make the representation in Section 3.16(e) true and correct, (F) an updated copy of Schedule 3.16(f)(i) to the extent any Credit Party is obligated to provide a mortgage or deed of trust on any Property in accordance with Section 5.12 and (G) an updated copy of Schedule 3.16(f)(ii) to the extent any Credit Party has a (1) headquarter location, (2) location where any significant administrative or governmental functions are performed, (3) location where any Credit Party maintains books or records and (4) location where any personal property Collateral is located at any premises owned or leased by a Credit Party with a Collateral value in excess of $5,000,000 (and an indication whether such location is leased or owned), to the extent not otherwise set forth on such Schedule as of the Closing Date or since such Schedule was last updated, as applicable.

(d)        Regulatory Reports.  Promptly upon their becoming available, all material regulatory reports provided to or received from any Governmental Authority with jurisdiction over the Credit Parties where such Credit Party is reasonably likely to incur a material liability as a result thereof or in connection therewith.

(e)        Calculations.  Within ninety (90) days after the end of each fiscal year of the Company, a certificate containing information including the amount of all Restricted Payments, Investments (including Permitted Acquisitions), Asset Dispositions in an aggregate amount in excess of $5,000,000 and Consolidated Capital Expenditures that were made during the prior fiscal year and amounts received in excess of $5,000,000 in the aggregate in connection with any Recovery Event during the prior fiscal year.  It is understood and agreed that nothing contained in this clause (e) shall preclude the Company from reallocating any Restricted Payment, Investment or Asset Disposition from one permitted basket to another permitted basket after delivery of any certificate referenced above.

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(f)         Required Communications.  Promptly upon receipt thereof, a copy of any required communication from the independent public accountants.

(g)        Changes in Corporate Structure.  Promptly, notice of any merger, consolidation, dissolution or other change in corporate structure of any Credit Party or any of its Subsidiaries permitted pursuant to the terms hereof.

(h)        General Information.  Promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

Section 5.3      Payment of Taxes and Other Obligations.

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, subject, where applicable, to specified grace periods, (a) all of its material taxes (Federal, state, local and any other taxes) that are material in amount and any additional material costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, (b) all of its other material obligations and liabilities of whatever nature in accordance with industry practice (excluding Indebtedness) and (c) any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations and liabilities, except (y) in the case of clause (a), (b) and/or (c), when in each case, the amount or validity of any such taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties or (z) in the case of clause (b) and/or (c), when the failure to pay, discharge or otherwise satisfy such amount could not reasonably be expected to result in a Material Adverse Effect.

Section 5.4      Conduct of Business and Maintenance of Existence.

Except as expressly permitted under Section 6.4, (a) continue to engage in business of the same general type as now conducted by it on the Closing Date, (b) preserve, renew and keep in full force and effect its corporate or other formative existence and good standing in its jurisdiction of formation and in each other jurisdiction where the failure to be in good standing could reasonably be expected to result in a Material Adverse Effect and (c) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and to maintain its goodwill and comply with all Contractual Obligations and Requirements of Law except in each case under this clause (c) where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

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Section 5.5      Maintenance of Property; Insurance; Contractual Obligations.

(a)        Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted) except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b)        Maintain with financially sound and reputable insurance companies (provided that if any such insurance company shall at any time cease to be financially sound and reputable, there shall be no breach of this provision in the event that the Company promptly (and in any event within forty-five (45) days of such date) obtains insurance from an alternative insurance carrier that is reasonably acceptable to the Administrative Agent) liability, casualty, property and business interruption insurance (including, without limitation, insurance with respect to its tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon the request of the Administrative Agent, full information as to the insurance carried.  To the extent permitted under applicable laws, the Administrative Agent shall be named (i) as lenders’ loss payee or mortgagee, as its interest may appear with respect to any property insurance, and (ii) as additional insured, as its interest may appear, with respect to any such liability insurance, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments to be furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and such policies shall provide that no act or default of the Credit Parties or any of their Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies (subject to customary exceptions).

(c)        In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof in an amount in excess of $10,000,000, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction.

Section 5.6      Maintenance of Books and Records.

Keep proper books, records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities.

Section 5.7      Notices.

Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender):

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(a)        promptly, but in any event within three (3) Business Days after a Responsible Officer of any Credit Party knows thereof, the occurrence of any Default or Event of Default;

(b)        promptly, any default or event of default under any Material Contract which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(c)        promptly, any litigation, or any investigation or proceeding known or threatened in writing to any Credit Party (i) affecting any Credit Party or any of its Subsidiaries (other than Excluded Joint Ventures) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to result in monetary damages in excess of $10,000,000, (ii) affecting or with respect to this Agreement, any other Credit Document or any security interest or Lien created thereunder, (iii) involving an environmental claim or potential liability under Environmental Laws which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iv) by any Governmental Authority relating to any Credit Party or any Subsidiary thereof and alleging fraud, deception or willful misconduct by such Person that is reasonably likely to result in material liability;

(d)        of any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party which could reasonably be expected to have a Material Adverse Effect;

(e)        of any attachment, judgment, lien, levy or order exceeding $5,000,000 that may be assessed against any Credit Party other than Permitted Liens;

(f)         to the extent a Material Adverse Effect could reasonably be expected to result, as soon as possible and in any event within thirty (30) days after any Credit Party knows or has reason to know thereof:  (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party, any Commonly Controlled Entity or any Multiemployer Plan, with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan;

(g)        [Intentionally Omitted];

(h)        notice of the creation of any Domestic Subsidiary;

(i)         promptly, any notice of any violation received by any Credit Party from any Governmental Authority that is reasonably likely to result in material liability, including, without limitation, any notice of violation of Environmental Laws, in any case that could reasonably be expected to have a Material Adverse Effect; and

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(j)         promptly, any other development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of an Authorized  Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties propose to take with respect thereto.  In the case of any notice of a Default or Event of Default, the Company shall specify that such notice is a Default or Event of Default notice on the face thereof.

Section 5.8      Environmental Laws.

(a)        Except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, comply with, and ensure compliance in all material respects by all tenants and subtenants of the Credit Parties and their Subsidiaries (other than Excluded Joint Ventures), if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants of the Credit Parties and their Subsidiaries (other than Excluded Joint Ventures) obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and

(b)        Except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions to the extent required by Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings.

Section 5.9      Financial Covenants.

Comply with the following financial covenants:

(a)        Total Leverage Ratio.  The Total Leverage Ratio, calculated as of the last day of each fiscal quarter occurring during the periods set forth below shall be less than or equal to the following:

Period	Ratio
Closing Date through and including December 31, 2011	2.50 to 1.00
January 1, 2012 through and including December 31, 2012	2.25 to 1.00
January 1, 2013 and thereafter	2.00 to 1.00

(b)        Senior Leverage Ratio.  The Senior Leverage Ratio, calculated as of the last day of each fiscal quarter occurring during the periods set forth below shall be less than or equal to the following:

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Period	Ratio
Closing Date through and including December 31, 2011	2.00 to 1.00
January 1, 2012 through and including December 31, 2012	1.75 to 1.00
January 1, 2013 and thereafter	1.50 to 1.00

(c)        Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio, calculated as of the last day of each fiscal quarter shall be greater than or equal to 1.50 to 1.00.

Section 5.10    Additional Guarantors.

The Credit Parties will cause each of their Domestic Subsidiaries (other than Excluded Joint Ventures), whether newly formed, after acquired or otherwise existing to promptly (and in any event within thirty (30) days after such Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement; provided, however, no Foreign Subsidiary or any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary shall be required to become a Guarantor.  The Credit Party Obligations shall be secured by, among other things, a first priority perfected security interest in the Collateral of such new Guarantor (subject to the same terms and limitations set forth in any of the Credit Documents with respect to granting a first priority perfected security interest in Collateral and only to the extent a Credit Party is required to perfect such Collateral hereunder or under any other Credit Documents) and a pledge of 100% of the Equity Interests of such new Guarantor and its Domestic Subsidiaries (other than any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary) and 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of its first-tier Foreign Subsidiaries.  In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(b) – (f), (j) and 5.12 and such other documents or agreements as the Administrative Agent may reasonably request.  Notwithstanding the foregoing, it is understood and agreed that (a) Mexico Holdings shall not be required to become a Guarantor hereunder or pledge its assets pursuant to the Credit Documents and (b) if, but only so long as, Equity Interests of Mexico Holdings are directly owned by a Credit Party, such Credit Party shall be required to pledge 65% of the Equity Interests of Mexico Holdings pursuant to the terms of the Security Documents.

Section 5.11    Compliance with Law.

Comply with all Requirements of Law and orders (including Environmental Laws), and all applicable restrictions imposed by all Governmental Authorities, applicable to it and the Collateral, except for any noncompliance with any such Requirements of Law, order or restriction that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 5.12    Pledged Assets.

(a)        Equity Interests. Each Credit Party will cause 100% of the Equity Interests in each of its direct or indirect Domestic Subsidiaries (unless such Domestic Subsidiary is an Excluded Joint Venture or is owned by a Foreign Subsidiary) and 65% of the Equity Interests of its first-tier Foreign Subsidiaries, in each case to the extent owned by such Credit Party, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request.  For avoidance of doubt, the stock of all Foreign Subsidiaries which are held, directly or indirectly, by first-tier Foreign Subsidiaries, shall not secure the Credit Party Obligations.

(b)        Personal Property. Subject to the terms of subsection (c) below, each Credit Party will cause all of its tangible and intangible personal property now owned or hereafter acquired by it to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Credit Party Obligations pursuant to, and if and to the extent required by, the terms and conditions of the Security Documents.  Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants set forth in the Security Documents.

(c)        Real Property. To the extent otherwise permitted hereunder, if any Credit Party acquires a fee ownership interest in any real property (“Real Estate”) after the Closing Date and such Real Estate has a fair market value in excess of $5,000,000, it shall provide to the Administrative Agent promptly (i) such security documentation as the Administrative Agent may request to cause such Real Estate to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted Liens) in favor of the Administrative Agent and (ii) such other documentation required pursuant to Section 5.14(d)(i) with respect to the Closing Date Mortgage Properties, all in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.13    Landlord Waivers and Warehouseman Agreements.

Subject to Section 5.14(d), in the case of (a) each headquarter location of the Credit Parties, each other location where any significant administrative or governmental functions are performed and each other location where the Credit Parties maintain any books or records (electronic or otherwise) and (b) any personal property Collateral located at any other premises leased by a Credit Party containing personal property Collateral with a value in excess of $5,000,000, the Credit Parties will provide the Administrative Agent with such estoppel letters, consents and waivers from the landlords on such real property to the extent (i) requested by the Administrative Agent and (ii) the Credit Parties are able to secure such letters, consents and waivers after using commercially reasonable efforts (such letters, consents and waivers shall be in form and substance reasonably satisfactory to the Administrative Agent).  Subject to Section 5.14(d), in the case of any Collateral in excess of $5,000,000 held by a warehouseman or a bailee, the Credit Parties will provide the Administrative Agent with an estoppel, consent and waiver letter from such warehousemen or bailee to the extent (a) requested by the Administrative Agent and (b) the Credit Parties are able to secure such letters, consents and waivers after using commercially reasonable efforts (such estoppels, consents and waivers shall be in form and substance reasonably satisfactory to the Administrative Agent).

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Section 5.14    Further Assurances and Post-Closing Items.

(a)        Public/Private Designation.  The Credit Parties will cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Credit Parties to the Administrative Agent and Lenders (collectively, “Information Materials”) and will designate Information Materials (i) that are either available to the public or not material with respect to the Credit Parties and their Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (ii) that are not Public Information as “Private Information”.  To the extent any Information Materials bear no designation, such Information Materials shall be deemed to be Public Information ..

(b)        Visits and Inspections.  The Credit Parties shall permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, to visit and inspect its properties (including the Collateral); inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects provided that (a) excluding any such visits and inspections during the continuance of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section; (b) the Administrative Agent shall not exercise such rights more often than one time during any calendar year, absent the existence of an Event of Default, and only one such time shall be at the Company’s expense, absent the existence of an Event of Default and (c) a representative of such or any other Credit Party shall have been given the opportunity to be present at such inspection.  Upon the occurrence and during the continuance of an Event of Default, (i) the Administrative Agent or any Lender may do any of the foregoing at any time without advance notice and (ii) the Credit Parties shall reimburse the Administrative Agent and any such Lenders in accordance with Section 9.5 for the cost of any such inspection.

(c)        Further Assurances.  Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the UCC or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Credit Documents and all applicable Requirements of Law.

(d)        Post-Closing Items.

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(i)         Real Estate Items.  The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory thereto, within ninety (90) days following the Closing Date (or such extended period of time as reasonably agreed to by the Administrative Agent):

(A)       fully executed and notarized Mortgage Instruments encumbering the Mortgaged Properties as to properties owned by the Credit Parties;

(B)       with respect to each Mortgaged Property, a Mortgage Policy insuring that the Mortgage Instrument with respect to such Mortgaged Property creates a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policy shall be in form and substance reasonably satisfactory to the Administrative Agent;

(C)       a title report in respect of each of the Mortgaged Properties;

(D)       evidence as to (1) whether any Mortgaged Property is a Flood Hazard Property and (2) if any Mortgaged Property is a Flood Hazard Property, (x) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (y) the applicable Credit Party’s written acknowledgment of receipt of written notification from the Administrative Agent (I) as to the fact that such Mortgaged Property is a Flood Hazard Property and (II) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (z) copies of insurance policies or certificates of insurance of the Credit Parties and their Subsidiaries evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Lenders;

(E)       with respect to each Mortgaged Property, a survey of the site of such Mortgaged Property certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, which survey shall be sufficient to delete any standard printed survey exception contained in the applicable Mortgage Policy;

(F)       reasonably satisfactory third-party environmental reviews of all Mortgaged Properties, including but not limited to Phase I environmental assessments, together with reliance letters in favor of the Lenders;

(G)       to the extent requested by the Administrative Agent, opinions of counsel to the Credit Parties for each jurisdiction in which the Mortgaged Properties are located addressing the enforceability of the Mortgage Instrument;

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(H)       to the extent available, zoning letters from each municipality or other Governmental Authority for each jurisdiction in which the Mortgaged Properties are located; and

(I)        an appraisal of each Mortgaged Property, in form and substance reasonably satisfactory to the Administrative Agent.

(ii)        Account Control Agreements.  The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory thereto, within ninety (90) days following the Closing Date (or such extended period of time as reasonably agreed to by the Administrative Agent):

(A)       Deposit Account Control Agreements satisfactory to the Administrative Agent to the extent required to be delivered pursuant to Section 6.14; and

(B)       Securities Account Control Agreements satisfactory to the Administrative Agent to the extent required to be delivered pursuant to Section 6.14.

(iii)       Landlord Waivers and Warehouseman Agreements.  The Administrative Agent shall have received, within one hundred twenty (120) days following the Closing Date (or such extended period of time as reasonably agreed to by the Administrative Agent), any estoppel letters, consents or waivers from landlords, warehousemen or bailee required to be delivered pursuant to Section 5.13.

                        (iv)       Intellectual Property.  Within sixty (60) days after the Closing Date (or such extended period of time as reasonably agreed to by the Administrative Agent), to the extent reasonably required by the Administrative Agent, the Credit Parties shall provide evidence reasonably satisfactory to the Administrative Agent that all material chain of title issues (including unreleased filings related to Liens that have previously been terminated) with respect to the Intellectual Property of the Credit Parties registered with the Patent and Trademark Office of the United States and/or Canada have been corrected in the appropriate records of the Patent and Trademark Offices of the United States and/or Canada.

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ARTICLE VI

NEGATIVE COVENANTS

Each of the Credit Parties hereby covenants and agrees that on the Closing Date, and thereafter (a) for so long as this Agreement is in effect, (b) until the Commitments have terminated, (c) the Credit Party Obligations and all other amounts owing to the Administrative Agent or any Lender hereunder are paid in full in cash (other than contingent indemnity obligations for which no claim has been made), that:

Section 6.1      Indebtedness.

No Credit Party will, nor will it permit any Subsidiary (excluding Excluded Joint Ventures) to, create, incur, assume or permit to exist any Indebtedness, except:

(a)        Indebtedness arising or existing under this Agreement and the other Credit Documents;

(b)        Indebtedness of the Company and its Subsidiaries existing as of the Closing Date set out more specifically in Schedule 6.1(b) hereto and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension and the terms (other than interest rate so long as such interest rate is not in excess of then prevailing rates for such Indebtedness in the market) of any such renewal, refinancing or extension are not less favorable to the obligor thereunder;

(c)        Indebtedness of the Company and its Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of repair, improvement or construction of, or addition to, an asset; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be renewed, refinanced or extended for a principal amount in excess of the principal balance outstanding thereon at the time of such renewal, refinancing or extension; and (iii) the total amount of all such Indebtedness shall not exceed $20,000,000 at any time outstanding;

(d)        Unsecured intercompany Indebtedness (i) among the Credit Parties, (ii) of any Subsidiary that is not a Credit Party to any Credit Party, (iii) of any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party or (iv) incurred in connection with the Foreign Subsidiary Contribution;

(e)        Indebtedness and obligations owing under (i) Bank Products, (ii) other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (iii) other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case in connection with deposit accounts in the ordinary course of business and discharged within two Business Days of its incurrence;

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(f)         (i) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of a Credit Party in a transaction permitted hereunder to the extent such Indebtedness is repaid within five (5) days after such person becomes a Subsidiary and (ii) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of a Credit Party in a transaction permitted hereunder in an aggregate principal amount not to exceed $20,000,000 for all such Persons; provided that any such Indebtedness was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of a Credit Party and any renewals, refinancings or extensions thereof in a principal amount not in excess of the principal amount outstanding as of the date of such renewal, refinancing or extension;

(g)        Indebtedness of any Credit Party; provided that (i) such Indebtedness shall be unsecured, (ii)  if such Indebtedness is subordinated, the Credit Party Obligations have been, and while the Credit Party Obligations remain outstanding no other Indebtedness is or is permitted to be, designated as “Designated Senior Debt” or its equivalent in respect of such Indebtedness, (iii) the representations, covenants and events of default in respect of such Indebtedness (other than interest rate and fees) are no more restrictive on the applicable obligor than the representations, covenants and Events of Default hereof, (iv) the maturity date of such Indebtedness shall be no earlier than six months following the Maturity Date and such Indebtedness shall not be subject to amortization or prepayment prior to such date and (v) the Credit Parties have delivered a certificate (including reasonably detailed supporting calculations related to the matters set forth in such certificate) of an Authorized Officer to the Administrative Agent to the effect that, after giving effect to such Indebtedness on a Pro Forma Basis, (A) the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 and (B) the Total Leverage Ratio shall be .25 less than the then applicable level set forth in Section 5.9;

(h)        Until the earlier to occur of (i) the Delayed Draw Funding Date and (ii) the Delayed Draw Commitment Termination Date, Indebtedness arising or existing under the Subordinated Notes in an aggregate principal amount not to exceed $190,000,000 at any time outstanding;

(i)         Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section;

(j)         other Indebtedness of Credit Parties which does not exceed $20,000,000 in the aggregate at any time outstanding; provided that the Credit Parties are in pro forma compliance with each of the financial covenants set forth in Section 5.9;

(k)        Indebtedness consisting of (i) the financing of insurance premiums or (ii) customary take-or-pay obligations contained in supply agreements, in each case in the ordinary course of business;

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(l)         obligations in respect of workers’ compensation claims, self-insurance obligations, performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by any Credit Party or any Subsidiary thereof, in each case in the ordinary course of business;

(m)       Indebtedness incurred by any Credit Party or any Subsidiary thereof constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(n)        Indebtedness of any Credit Party or any Subsidiary thereof arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within three Business Days of its incurrence;

(o)        Indebtedness of the Company and its Subsidiaries consisting of any Capital Lease that was classified as an Operating Lease on the Closing Date or would have been classified as an Operating Lease had such agreement been in effect on the Closing Date prior to a relevant Change in Law or change in GAAP (from GAAP as in effect on the Closing Date) in which has the effect of re-classifying such agreement as a Capital Lease;

(p)        Indebtedness representing deferred compensation and post-retirement liabilities relating to life and health insurance to officers, directors and employees of any Credit Party or any Subsidiary thereof incurred in the normal course of business;

(q)        customary indemnification obligations or customary obligations in respect of purchase price or other similar adjustments, in each case incurred by any Credit Party or any Subsidiary thereof in connection with the Disposition of any assets permitted hereby, or any Permitted Investment (including any Permitted Acquisition), but excluding guarantees of Indebtedness; provided that (i) such obligations are not required to be reflected on the balance sheet of any Credit Party or any Subsidiary thereof (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet) will not be deemed to be reflected on such balance sheet for purposes of this clause (q)(i) and (ii) the maximum liability in respect of all such obligations incurred in connection with any Disposition shall at not time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Credit Parties and their Subsidiaries in connection with such Disposition; and

(r)        Indebtedness issued by any Credit Party or any Subsidiary thereof to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the repurchase, retirement or other acquisition or retirement of Equity Interests of the Company to the extent permitted pursuant to Section 6.10.

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Section 6.2      Liens.

The Credit Parties will not, nor will they permit any Subsidiary (excluding Excluded Joint Ventures) to, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(a)        Liens created by or otherwise existing under or in connection with this Agreement or the other Credit Documents;

(b)        Liens in favor of a Bank Product Provider in connection with a Bank Product; provided that such Liens shall secure the Credit Party Obligations on a pari passu basis;

(c)        Liens securing Indebtedness (and refinancings thereof) to the extent permitted under Section 6.1(c); provided, that (i) any such Lien attaches to such property concurrently with or within one hundred eighty (180) days after the acquisition thereof and (ii) such Lien attaches solely to the property so acquired in such transaction;

(d)        Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of any Credit Party or its Subsidiaries, as the case may be, in conformity with GAAP;

(e)        Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings; provided that a reserve or other appropriate provision shall have been made therefor and the aggregate amount of such Liens is less than $5,000,000;

(f)         pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation arising in the ordinary course of business (other than any Lien imposed by ERISA) and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(g)        deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

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(h)        easements, covenants, conditions, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i)         Liens existing on the Closing Date and set forth on Schedule 1.1(b); provided that (i) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and improvements thereon and (ii) the principal amount of the Indebtedness secured by such Lien shall not be extended, renewed, refunded or refinanced;

(j)         any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this definition (other than Liens set forth on Schedule 1.1(b)); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

(k)        Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

(l)         any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

(m)       restrictions on transfers of securities imposed by applicable Securities Laws;

(n)        Liens arising out of judgments or awards not resulting in an Event of Default; provided that the applicable Credit Party or Subsidiary shall in good faith be prosecuting an appeal or proceedings for review;

(o)        Liens on the property of a Person existing at the time such Person becomes a Subsidiary of a Credit Party in a transaction permitted hereunder securing Indebtedness in an aggregate principal amount not to exceed $20,000,000 for all such Persons; provided, however, that any such Lien may not extend to any other property of any Credit Party or any other Subsidiary that is not a Subsidiary of such Person; provided, further, that any such Lien was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of a Credit Party;

(p)        any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Credit Party or any Subsidiary thereof in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

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(q)        Liens in favor of the Administrative Agent, any Issuing Lender and/or the Swingline Lender to cash collateralize or otherwise secure the obligations of a Defaulting Lender to fund risk participations hereunder;

(r)        assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease; and

(s)        additional Liens so long as the principal amount of Indebtedness and other obligations secured thereby does not exceed $10,000,000 in the aggregate.

Notwithstanding the foregoing, if a Credit Party shall grant a Lien on any of its assets in violation of this Section, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent for the ratable benefit of the Secured Parties, to the extent such Lien has not already been granted to the Administrative Agent.

Section 6.3      Nature of Business.

No Credit Party will, nor will it permit any Subsidiary (excluding Excluded Joint Ventures) to, alter the character of its business in any material respect from that conducted as of the Closing Date other than business, operations and activities reasonably related or ancillary thereto.

Section 6.4      Consolidation, Merger, Sale or Purchase of Assets, etc.

The Credit Parties will not, nor will they permit any Subsidiary (excluding Excluded Joint Ventures) to,

(a)        dissolve, liquidate or wind up its affairs, or sell, transfer, lease or otherwise dispose of its property or assets (each a “Disposition”) or agree to do so at a future time, except the following, without duplication, shall be expressly permitted:

(i)         (A) the Disposition of cash, goods, products, inventory and materials and immaterial assets in the ordinary course of business and (B) the conversion of cash into Cash Equivalents and Cash Equivalents into cash;

(ii)        the Disposition of property or assets to an unrelated party not in the ordinary course of business where and to the extent that they are the result of a Recovery Event; to the extent Net Cash Proceeds from such Recovery Event are reinvested or used to make mandatory prepayments pursuant to Section 2.7(b)(vi);

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(iii)       the Disposition of assets no longer used or useful in the conduct of the business of the Credit Parties or any of their Subsidiaries;

(iv)       the Disposition of assets from one Credit Party to another Credit Party or dissolution of any Credit Party (other than any Borrower) to the extent any and all assets of such Credit Party (if any) are distributed to another Credit Party;

(v)        the termination of any Bank Product;

(vi)       the Disposition of property or assets (including, without limitation, Sale and Leaseback Transactions); provided, that the aggregate book value of all property and assets subject to such Disposition in any fiscal year shall not exceed 5% of Consolidated Tangible Assets as of the end of the immediately preceding fiscal year;

(vii)      a Foreign Subsidiary Contribution;

(viii)      any Restricted Payment by any Credit Party or any of its Subsidiaries permitted pursuant to Section 6.10;

(ix)       (A) any Disposition or issuance by the Company of its own Equity Interests to the extent that any such issuance does not result in a Change of Control; (B) any Disposition or issuance by any Subsidiary of the Company of its own Equity Interests to any Credit Party; and (C) to the extent necessary to satisfy any requirement of Law in the jurisdiction of incorporation of any Subsidiary of the Company, any Disposition or issuance by such Subsidiary of its own Equity Interests constituting directors’ qualifying shares or nominal holdings;

(x)        the abandonment or other Disposition of intellectual property that is, in the reasonable judgment of such Person, no longer economically practicable to maintain because it is no longer useful in the operation of its business or otherwise of material value (including without limitation intellectual property that has expired on its own terms with no right to renew);

(xi)       Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such similar property;

(xii)      Dispositions constituting Permitted Liens or Permitted Investments but only to the extent that any such Permitted Lien or Permitted Investment was otherwise permitted;

(xiii)      Dispositions of accounts receivables in connection with the collection or compromise thereof in the ordinary course of business; and

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(xiv)     Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

provided that (A) with respect to clauses (vi) and (xiv) above, at least 75% of the consideration received therefor by the Credit Parties or any such Subsidiary shall be in the form of cash or Cash Equivalents, (B) after giving effect to any Asset Disposition pursuant to clause (vi) above, the Credit Parties shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 5.9 hereof, recalculated for the most recently ended fiscal quarter for which information is available, (C) with respect to clauses (vi) and (xiv) above, no Default or Event of Default shall exist or shall result therefrom and (D) any Disposition pursuant to clause (vi) shall be for fair market value; provided, further, that with respect to sales of assets permitted hereunder only, the Administrative Agent shall without the consent of  any Lender, release its Liens relating to the particular assets sold; or

(b)        (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person, other than (A) Permitted Investments, Capital Expenditures, Sale and Leaseback Transactions and (B) except as otherwise limited or prohibited herein, purchases or other acquisitions of inventory, materials, property, equipment or any other assets in the ordinary course of business, or (ii) enter into any transaction of merger or consolidation, except for (A) Permitted Investments so long as the Credit Party subject to such merger or consolidation is the surviving entity, (B) (y) the merger or consolidation of a Subsidiary that is not a Credit Party with and into a Credit Party (excluding Excluded Joint Ventures); provided that such Credit Party will be the surviving entity and (z) the merger or consolidation of a Credit Party with and into another Credit Party; provided that if any Borrower is a party thereto, such Borrower will be the surviving Person, and (C) the merger or consolidation of a Subsidiary that is not a Credit Party with and into another Subsidiary that is not a Credit Party.

Section 6.5      Advances, Investments and Loans.

The Credit Parties will not, nor will they permit any Subsidiary (excluding Excluded Joint Ventures) to, make any Investment except for the following (the “Permitted Investments”):

(a)        cash and Cash Equivalents;

(b)        Investments existing as of the Closing Date as set forth on Schedule 1.1(a);

(c)        (i) endorsements for collection or deposit in the ordinary course of business, (ii) receivables owing to the Credit Parties or any of their Subsidiaries or any receivables and advances to suppliers and (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit;

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(d)        Investments in and loans (i) to any Credit Party and (ii) from any Foreign Subsidiary to any other Foreign Subsidiary;

(e)        loans and advances to officers, directors and employees in an aggregate amount not to exceed $5,000,000 at any time outstanding; provided that such loans and advances shall comply with all applicable Requirements of Law (including Sarbanes-Oxley);

(f)         Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(g)        Permitted Acquisitions;

(h)        Investments in (i) Foreign Subsidiaries so long as, (A) after giving effect to any such Investment on a Pro Forma Basis, the Total Leverage Ratio shall be .25 less than the then applicable level set forth in Section 5.9 and (B) after giving effect to any such Investment, the aggregate amount of all such Investments during the term of this Agreement does not exceed the Applicable Amount (immediately prior to giving effect to such contemplated Investment) and (ii) joint ventures (including Excluded Joint Ventures) in an aggregate amount not to exceed $15,000,000 at any one time outstanding;

(i)         Bank Products to the extent permitted hereunder;

(j)         Investments consisting of, resulting from or received in connection with Dispositions, but only to the extent that any such Dispositions were permitted without reference to this clause (j);

(k)        any Investment owned by a Person at the time such Person is acquired and becomes a Subsidiary pursuant to a Permitted Acquisition; provided that (i) such Investment was not made in connection with or in contemplation of such Permitted Acquisition and (ii) any incremental Investments shall not be permitted by this clause (k);

(l)         advances of payroll payments to employees in the ordinary course of business;

(m)       additional loan advances and/or Investments of a nature not contemplated by the foregoing clauses hereof; provided that such loans, advances and/or Investments made after the Closing Date pursuant to this clause shall not exceed an aggregate amount of $10,000,000 at any one time outstanding; and

(n)        any Investment constituting a Guaranty Obligation otherwise permitted pursuant to Section 6.1.

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Section 6.6      Transactions with Affiliates.

The Credit Parties will not, nor will they permit any Subsidiary (excluding Excluded Joint Ventures) to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate (that is not a Credit Party) except for (a) on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an Affiliate; (b) Permitted Investments and Restricted Payments not prohibited by Section 6.10; (c) the issuance of Equity Interests of the Company to any director, manager, officer or employee of the Company and (d)(i) reasonable salaries and other reasonable director or employee compensation and (ii) reasonable loans (or cancellation of loans) permitted pursuant to Section 6.5 and reasonable fees, indemnities and reimbursement of expenses to employees, consultants, officers and directors of any Credit Party or any of their Subsidiaries.

Section 6.7      Ownership of Subsidiaries; Restrictions.

The Credit Parties will not, nor will they permit any Subsidiary (excluding Excluded Joint Ventures) to, create, form or acquire any Subsidiaries, except for (i) Domestic Subsidiaries that are joined as Additional Credit Parties as required by the terms hereof (ii) Foreign Subsidiaries or (iii) Excluded Joint Ventures.

Section 6.8      Corporate Changes.

No Credit Party will, nor will it permit any of its Subsidiaries (excluding Excluded Joint Ventures) to, (a) change its fiscal year, (b) amend, modify or change its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document) in any respect materially adverse to the interests of the Lenders.  No Credit Party shall (a) (i) change its state of incorporation or organization, without providing thirty (30) days prior written notice to the Administrative Agent and without filing (or confirming that the Administrative Agent has filed) such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require, or (ii) change its registered legal name, without providing thirty (30) days prior written notice to the Administrative Agent and without filing (or confirming that the Administrative Agent has filed) such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require, (b)  have more than one state of incorporation, organization or formation or (c) change its accounting method (except in accordance with or as permitted or required by GAAP) in any manner adverse to the interests of the Lenders.

Section 6.9      Limitation on Restricted Actions.

The Credit Parties will not, nor will they permit any Subsidiary (excluding Excluded Joint Ventures) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof or amend or otherwise modify the Credit Documents, except (in respect of any of the matters referred to in clauses (a)‑(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness permitted hereunder; provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien (v) under the Subordinated Notes, (vi) (A) which exist on the Closing Date and (to the extent not otherwise permitted by this Section 6.9) are listed on Schedule 6.9 and (B) to the extent Contractual Obligations permitted by clause (A) are set forth in an agreement evidencing Indebtedness, such Contractual Obligations may be set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation; (vii) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Company, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary of the Company; (viii) are provisions in Organization Documents and other customary provisions in joint venture agreements and other similar agreements applicable to Excluded Joint Ventures or to other Persons that are not Subsidiaries of the Company (to the extent the Investment in such Excluded Joint Venture or other Person is a Permitted Investment) that limit Liens on or transfers of the Equity Interests of such joint venture or other Person entered into in the ordinary course of business; (ix) are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby (or in easements, rights of way or similar rights or encumbrances, in each case granted to the Company or a Subsidiary of the Company by a third party in respect of real property owned by such third party) so long as such restrictions relate only to the assets (or the Company’s or such Subsidiary’s rights under such easement, right of way or similar right or encumbrance, as applicable) subject thereto; (x) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary; (xi) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business; and (xii) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

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Section 6.10    Restricted Payments.

The Credit Parties will not, nor will they permit any Subsidiary (excluding Excluded Joint Ventures) to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Equity Interests of such Person, (b) to make dividends or other distributions payable to the Credit Parties (directly or indirectly through its Subsidiaries); (c) cashless repurchases of Equity Interests in the Company or any Subsidiary of the Company deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants; (d) to refinance Subordinated Debt with the proceeds of Subordinated Debt permitted to be incurred pursuant to Section 6.1(g); provided, that such refinancing is made solely from the proceeds of a new Subordinated Debt issuance permitted pursuant to Section 6.1; (e) to make regularly scheduled payments of interest on Subordinated Debt incurred pursuant to Section 6.1(g); provided, that (i) after giving effect to such Restricted Payment on a Pro Forma Basis, the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 and (ii) no Default or Event of Default shall exist or would result therefrom and (f) so long as (i) no Default or Event of Default has occurred or is continuing or would result therefrom and (ii) the Credit Parties have demonstrated to the reasonable satisfaction of the Administrative Agent that, after giving effect to such Restricted Payment on a Pro Forma Basis, (A) the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 and (B) the Total Leverage Ratio shall be .25 less than the then applicable level set forth in Section 5.9, to (1) make dividends to holders of Equity Interests of the Company, (2) make payments with respect to earnout obligations or payment obligations under any non-compete or similar agreements, in each case executed or incurred in connection with any Permitted Acquisition, (3) repurchase Equity Interests of the Company and (4) make other Restricted Payments in an aggregate amount not to exceed $10,000,000 during any fiscal year.

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Section 6.11    Amendment of Subordinated Debt.

The Credit Parties will not, nor will they permit any Subsidiary (excluding Excluded Joint Ventures) to, amend, modify, waive or extend or permit the amendment, modification, waiver or extension of any term of any document governing or relating to any Subordinated Debt with an outstanding principal amount in excess of $5,000,000 in a manner that is materially adverse to the interests of the Lenders as reasonably determined by the Administrative Agent, or would shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or change any subordination provision thereof in a manner that is materially adverse to the interests of the Lenders.

Section 6.12    Sale Leasebacks.

The Credit Parties will not, nor will they permit any Subsidiary (excluding Excluded Joint Ventures) to, directly or indirectly, enter into a Sale and Leaseback Transaction, other than Sale and Leaseback Transactions permitted by Section 6.4.

Section 6.13    No Further Negative Pledges.

The Credit Parties will not, nor will they permit any Subsidiary (excluding Excluded Joint Ventures) to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing Indebtedness permitted hereunder; provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (d) under the Subordinated Notes, (e) (i) which exist on the Closing Date and (to the extent not otherwise permitted by this Section 6.13) are listed on Schedule 6.9 and (ii) to the extent the restriction or condition permitted by clause (i) is set forth in an agreement evidencing Indebtedness, such restriction or condition may be set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such restriction or condition; (f) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Company, so long as such restriction or condition was not entered into in contemplation of such Person becoming a Subsidiary of the Company; (g) are provisions in Organization Documents and other customary provisions in joint venture agreements and other similar agreements applicable to Excluded Joint Ventures or to other Persons that are not Subsidiaries of the Company (to the extent the Investment in such Excluded Joint Venture or other Person is a Permitted Investment) that limit Liens on or transfers of the Equity Interests of such joint venture or other Person entered into in the ordinary course of business; (h) are customary restrictions or conditions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby (or in easements, rights of way or similar rights or encumbrances, in each case granted to the Company or a Subsidiary of the Company by a third party in respect of real property owned by such third party) so long as such restrictions or conditions relate only to the assets (or the Company’s or such Subsidiary’s rights under such easement, right of way or similar right or encumbrance, as applicable) subject thereto; (i) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary; (j) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business; and (k) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

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Section 6.14    Account Control Agreements; Additional Bank Accounts.

Each of the Credit Parties will not open, maintain or otherwise have any checking, savings or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (a) deposit accounts that are subject to a Deposit Account Control Agreement not less than ninety (90) days (or such longer time as agreed to by the Administrative Agent) following the later of the Closing Date or the opening of such deposit account, (b) securities accounts that are subject to a Securities Account Control Agreement not less than ninety (90) days (or such longer time as agreed to by the Administrative Agent) following the later of the Closing Date or the opening of such securities account, (c)  deposit accounts established solely as payroll and other zero balance accounts and (d) other deposit accounts, so long as the balance on any such account does not exceed $1,000,000 and the aggregate balance in all such accounts does not exceed $5,000,000 and (e) deposit accounts the balance of which consists exclusively of (A) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Borrower to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any of the Loan Parties and (B) amounts required to be paid over to an employee benefit plan on behalf of or for the benefit of employees of one or more Credit Parties, and (g) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) fiduciary benefits and trust accounts.

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Section 6.15    Holding Company.

The Foreign Subsidiary Holdcos and Mexico Holdings will not incur or permit to exist any Indebtedness (other than permitted intercompany indebtedness) nor grant or permit to exist any Liens upon any of their properties or assets nor engage in any operations, business or activity other than (a) owning 100% of the Equity Interests of their Subsidiaries and all operations incidental thereto and (b) performing administrative functions in connection with the operation of the business of their Subsidiaries.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1      Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)        Payment.  (i) Any Borrower shall fail to pay any principal on any Loan or Note when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof or thereof; or (ii) any Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; or (iii) any Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof and such failure shall continue unremedied for five (5) days; or (iv) or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations hereunder (after giving effect to the grace period in clause (iii)); or

(b)        Misrepresentation.  Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been (i) with respect to representations and warranties that contain a materiality qualification, incorrect or false on or as of the date made or deemed made and (ii) with respect to representations and warranties that do not contain a materiality qualification, incorrect or false in any material respect on or as of the date made or deemed made; or

(c)        Covenant Default.

(i)         Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.1, 5.2, 5.4, 5.7(a), 5.7(j), 5.9, 5.12, 5.14 or Article VI hereof (other than Section 6.14); or

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(ii)        Any Credit Party shall fail to comply with any other covenant contained in this Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above) and, with respect to this clause (ii) only, such breach or failure to comply is not cured within thirty (30) days of its occurrence; or

(d)        Indebtedness Cross-Default.  (i) Any Credit Party or any of its Subsidiaries (other than any Excluded Joint Venture) shall default in any payment of principal of or interest on any Indebtedness (other than the Loans, Reimbursement Obligations and the Guaranty) in a principal amount outstanding of at least $20,000,000 for the Company and any of its Subsidiaries in the aggregate beyond any applicable grace period (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) any Credit Party or any of its Subsidiaries (other than any Excluded Joint Venture) shall default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans, Reimbursement Obligations and the Guaranty) in a principal amount outstanding of at least $20,000,000 in the aggregate for the Credit Parties and their Subsidiaries (other than Excluded Joint Ventures) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to be repurchased, prepaid, deferred or redeemed (automatically or otherwise); or (iii) any Credit Party or any of its Subsidiaries (other than any Excluded Joint Venture) shall breach or default any payment obligation under any Hedging Agreement that is a Bank Product; or

(e)        Reserved.

(f)         Bankruptcy Default.  (i) A Credit Party or any of its Subsidiaries (other than any Excluded Joint Venture) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Credit Party or any of its Subsidiaries (other than any Excluded Joint Venture) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Credit Party or any of its Subsidiaries (other than any Excluded Joint Venture) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against a Credit Party or any of its Subsidiaries (other than any Excluded Joint Venture) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) a Credit Party or any of its Subsidiaries (other than any Excluded Joint Venture) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Credit Party or any of its Subsidiaries (other than any Excluded Joint Venture) shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or

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(g)        Judgment Default.  (i) One or more judgments or decrees shall be entered against a Credit Party or any of its Subsidiaries (other than any Excluded Joint Venture) involving in the aggregate a liability (to the extent not covered by insurance) of $20,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within ten (10) Business Days from the entry thereof or (ii) any injunction, temporary restraining order or similar decree shall be issued against a Credit Party or any of its Subsidiaries (other than any Excluded Joint Venture) that, individually or in the aggregate, could result in a Material Adverse Effect; or

(h)        ERISA Default.  The occurrence of any of the following, if as a result thereof the Credit Parties, their Subsidiaries (other than any Excluded Joint Venture) and the Commonly Controlled Entities incur or would reasonably be likely to incur aggregate liability of $20,000,000 or more:  (i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 or Section 4975 of the Code) involving any Plan, (ii) any failure to satisfy the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Credit Parties or their Subsidiaries, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA or (v) a Credit Party, any of its Subsidiaries (other than any Excluded Joint Venture) or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the termination, Insolvency or Reorganization of, any Multiemployer Plan;

(i)         Change of Control.  There shall occur a Change of Control; or

(j)         Invalidity of Guaranty.  At any time after the execution and delivery thereof, the Guaranty, for any reason other than the satisfaction in full of all Credit Party Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Credit Party shall contest the validity, enforceability, perfection or priority of the Guaranty, any Credit Document, or any Lien granted thereunder in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or

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(k)        Invalidity of Credit Documents.  Any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers, priority and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive) or any Lien required under the Credit Documents or the Security Documents to be a first priority, perfected Lien shall fail to be a first priority, perfected Lien (subject to Permitted Liens) on a material portion of the Collateral (except to the extent that such failure results from the failure of the Administrative Agent to maintain possession of Collateral previously delivered to the Administrative Agent as to which possession is required for perfection); or

(l)         Subordinated Debt.  The subordination provisions contained in any Subordinated Debt shall cease to be in full force and effect or shall cease to give the Lenders the rights, powers and privileges purported to be created thereby; or

(m)       Classification as Senior Debt.  At any time any Subordinated Debt is outstanding, the Credit Party Obligations shall cease to be classified as “Senior Indebtedness,” “Designated Senior Indebtedness” or any similar designation under any Subordinated Debt instrument.

If a Default shall have occurred under the Credit Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Credit Documents or is otherwise expressly waived by Administrative Agent (with the approval of requisite Lenders (in their sole and absolute discretion) as determined in accordance with Section 9.1); and once an Event of Default occurs under the Credit Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Lenders or by the Administrative Agent with the approval of the requisite Lenders, as required hereunder in Section 9.1.

Section 7.2      Acceleration; Remedies.

Upon the occurrence and during the continuance of an Event of Default, then, and in any such event, (a) if such event is a Bankruptcy Event, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including, without limitation, the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (b) if such event is any other Event of Default, any or all of the following actions may be taken:  (i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith and direct the Borrowers to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or (iii) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, exercise such other rights and remedies as provided under the Credit Documents and under applicable law.

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ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.1      Appointment and Authority.

Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

Section 8.2      Nature of Duties.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Swingline Lender or the Issuing Lender hereunder.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

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Section 8.3      Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)        shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

(c)        shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.2) or (ii) in the absence of its own gross negligence or willful misconduct.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.4      Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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Section 8.5      Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

Section 8.6      Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

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Section 8.7      Indemnification.

The Lenders agree to indemnify the Administrative Agent, the Issuing Lender, and the Swingline Lender in its capacity hereunder and their Affiliates and their respective officers, directors, agents and employees (to the extent required and not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Credit Party Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the Transactions or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction.  The agreements in this Section shall survive the termination of this Agreement and payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder.

Section 8.8      Administrative Agent in Its Individual Capacity.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Credit Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.9      Successor Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with so long as no Event of Default has occurred and is continuing, the consent of the Company, to appoint a successor, or an Affiliate of any such bank.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders and the Company (as applicable) appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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Any resignation by Wells Fargo Bank, as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

Section 8.10    Collateral and Guaranty Matters.

(a)        The Lenders and the Bank Product Providers irrevocably authorize and direct the Administrative Agent:

(i)         to release any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document (A) upon termination of the Commitments and payment in full of all Credit Party Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (B) that is transferred or to be transferred as part of or in connection with any sale or other disposition permitted under this Agreement, or (C) subject to Section 9.1, if approved, authorized or ratified in writing by the Required Lenders;

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(ii)        to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such Collateral that is permitted by Section 6.2; and

(iii)       to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Guarantor as a result of a transaction permitted hereunder.

(b)        In connection with a termination or release pursuant to this Section, the Administrative Agent shall promptly execute and deliver to the applicable Credit Party, at the Borrowers expense, all documents that the applicable Credit Party shall reasonably request to evidence such termination or release.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section.

Section 8.11    Bank Products.

No Bank Product Provider that obtains the benefits of Sections 2.11 and 7.2, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents.  The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Bank Products unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider.

ARTICLE IX

MISCELLANEOUS

Section 9.1      Amendments, Waivers, Consents and Release of Collateral.

Neither this Agreement nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, modified, extended, restated, replaced, or supplemented (by amendment, waiver, consent or otherwise) except in accordance with the provisions of this Section nor may Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section.  The Required Lenders may or, with the consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Company written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder or (b) waive or consent to the departure from, on such terms and conditions as the Required Lenders and the Company may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, release, waiver or consent shall:

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(i)         reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of Default Interest which shall be determined by a vote of the Required Lenders) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that (A) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.7(b), nor any amendment of Section 2.7(b) or the definitions of Asset Disposition, Debt Issuance, Equity Issuance or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or Note, (B) any reduction in the stated rate of interest on Revolving Loans shall only require the written consent of each Lender holding a Revolving Commitment and (C) any reduction in the stated rate of interest on the Term Loan shall only require the written consent of each Lender holding a portion of the outstanding Term Loan; or

(ii)        amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or

(iii)       release any Borrower or all or substantially all of the value of the Guaranty, without the written consent of all of the Lenders; provided that the Administrative Agent may release any Borrower or Guarantor permitted to be released pursuant to the terms of this Agreement (including in connection with a Disposition of such Person); or

(iv)       release all or substantially all of the value of the Collateral without the written consent of all of the Lenders; provided that the Administrative Agent may release any Collateral permitted to be released pursuant to the terms of this Agreement or the Security Documents; or

(v)        subordinate the Loans to any other Indebtedness without the written consent of all of the Lenders; or

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(vi)       permit any Borrower to assign or transfer any of its rights or obligations under this Agreement or other Credit Documents without the written consent of all of the Lenders (except as otherwise permitted hereunder); or

(vii)      amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders without the written consent of the Required Lenders or all the Lenders as appropriate; or

(viii)      without the consent of the Required Lenders, amend, modify or waive any provision in Section 4.2 or waive any Default or Event of Default (or amend any Credit Document to effectively waive any Default or Event of Default) if the effect of such amendment, modification or waiver is that the Revolving Lenders shall be required to fund Revolving Loans when such Lenders would otherwise not be required to do so; or

(ix)       amend, modify or waive the pro rata sharing of payments by and among the Lenders, in each case in accordance with Section 2.11(b) or 9.7(b) without the written consent of each Lender directly affected thereby; or

(x)        amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent; or

(xi)       amend or modify the definition of Credit Party Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender and each Bank Product Provider directly affected thereby; or

(xii)      amend the definitions of “Hedging Agreement,” “Bank Product,” or “Bank Product Provider” without the consent of any Bank Product Provider that would be adversely affected thereby;

provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, the Issuing Lender and/or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes.  In the case of any waiver, the Company, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Further, notwithstanding anything to the contrary contained in this Section, if the Administrative Agent and the Company shall have jointly identified an obvious error or any error or omission of an immaterial nature, in each case in any provision of the Credit Documents, then the Administrative Agent and the Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Required Lenders within ten Business Days following receipt of notice thereof.

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Notwithstanding any of the foregoing to the contrary, the consent of the Company and the other Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9 or 8.10).

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (a) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (b) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and (c) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (i) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (ii) to the extent such amendment, waiver or consent impacts such Defaulting Lender more than the other Lenders.

For the avoidance of doubt and notwithstanding any provision to the contrary contained in this Section 9.1, this Agreement may be amended (or amended and restated) with the written consent of the Credit Parties and the Administrative Agent in accordance with Section 2.22.

Section 9.2      Notices.

(a)        Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)         If to the Borrowers or any other Credit Party:

Innophos Holdings, Inc.

259 Prospect Plains Road

Cranbury, NJ 08512

Attention:  Neil Salmon

Telephone: (609) 366-1202

Email: neil.salmon@innophos.com

(ii)        If to the Administrative Agent:

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Wells Fargo Bank, National Association, as Administrative Agent

1525 West W.T. Harris Blvd.

Mail Code MAC D1109-019

Charlotte, North Carolina 28262

Attention:          Syndication Agency Services

Telephone:        (704) 590-2706

Fax:                  (704) 715-0017

Email:               monifa.dye@wachovia.com

with a copy to:

Wells Fargo Bank, National Association

32 East Front St.

MAC J2297-017

Trenton, NJ   08608

Attention:          James T. King, SVP

Telephone:        (609) 826-8538

Fax:                  (609) 826-8796

Email:               james.t.king@wellsfargo.com

(iii)       if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)        Electronic Communications.  Notices and other communications to the Lenders, the Swingline Lender and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the Issuing Lender pursuant to Article II if such Lender, the Swingline Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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(c)        Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(d)        Platform.

(i)         Each Credit Party agrees that the Administrative Agent may make the Communications (as defined below) available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

(ii)        The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications effected thereby (the “Communications”).  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability to the Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform.

Section 9.3      No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4      Survival of Representations and Warranties.

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All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all Credit Party Obligations (other than contingent obligations for which no claim has been made or LC Obligations that have been cash collateralized or subject to a backstop letter of credit) have been paid in full.

Section 9.5      Payment of Expenses and Taxes; Indemnity.

(a)        Costs and Expenses.  The Credit Parties shall pay (i) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the Issuing Lender and the Swingline Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Swingline Loan or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender, the Issuing Lender or the Swingline Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender, the Swingline Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender, the Issuing Lender or the Swingline Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)        Indemnification by the Credit Parties.  The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Issuing Lender and the Swingline Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and reasonable, documented out-of-pocket costs and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Credit Party or any other Person arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by any Credit Party or any of its Subsidiaries, or any liability under Environmental Law related in any way to any Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee.  This section (b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from non-Tax claim.

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(c)        Reimbursement by Lenders.  To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, Swingline Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Issuing Lender or Swingline Lender in connection with such capacity.

(d)        Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, none of the Credit Parties shall assert, and each of the Credit Parties hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the Transactions.

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(e)        Payments.  All amounts due under this Section shall be payable promptly/not later than thirty (30) days after demand therefor.

(f)         Survival.  The agreements contained in this Section shall survive the resignation of the Administrative Agent, the Swingline Lender and the Issuing Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Credit Party Obligations.

Section 9.6      Successors and Assigns; Participations.

(a)        Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)         Minimum Amounts.

(A)       in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)       in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of any portion of the Revolving Facility, or $5,000,000, in the case of any assignment in respect of any portion of the Term Loan Facility (provided, however, that simultaneous assignments shall be aggregated in respect of a Lender and its Approved Funds), unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

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(ii)        Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Tranches on a non-pro rata basis.

(iii)       Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)       the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (y) an Event of Default has occurred and is continuing at the time of such assignment or (z) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)       the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) a Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (y) a Term Loan Commitment to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)       the consent of the Issuing Lender and Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment.

(iv)       Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and documentation in accordance with Section 2.16(f); provided that (A)only one (1) such fee shall be payable in respect of simultaneous assignments by a Lender and its Approved Funds) and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

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(v)        No Assignment to Certain Persons.  No such assignment shall be made to (A) any Credit Party or any Credit Party’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)       No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

            (vii)      Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

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(c)        Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided that a Lender shall only be entitled to inspect its own entry in the Register and not that of any other Lender.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation and revocation of designation, of any Lender as a Defaulting Lender.

(d)        Participations.  Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or any Credit Party or any Credit Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the Lenders, Issuing Lender and Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant.  Subject to paragraph (e) of this Section, each of the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided such Participant agrees to be subject to Sections 2.14 and 2.16 as if it were a Lender.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

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(e)        Limitations Upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 2.14 and 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent (such consent not to be unreasonably withheld or delayed).

(f)         Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.7      Right of Set‑off; Sharing of Payments.

(a)        If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Company or any other Credit Party against any and all of the obligations of the Company or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender, the Swingline Lender or the Issuing Lender, irrespective of whether or not such Lender, the Swingline Lender or the Issuing Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Company or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Swingline Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the Swingline Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Swingline Lender, the Issuing Lender or their respective Affiliates may have.  Each Lender, the Swingline Lender and the Issuing Lender agree to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

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(b)        If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(A)       if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(B)       the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to any Credit Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply) or (z) (1) any amounts applied by the Swingline Lender to outstanding Swingline Loans and (2) any amounts received by the Issuing Lender and/or Swingline Lender to secure the obligations of a Defaulting Lender to fund risk participations hereunder.

(c)        Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 9.8      Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

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Section 9.9      Counterparts; Effectiveness; Electronic Execution.

(a)        Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Borrowers, the Guarantors, the Lenders and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise), and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)        Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.10    Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.11    Integration.

This Agreement and the other Credit Documents represent the agreement of the Company, the other Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Company, the other Credit Parties, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

Section 9.12    Governing Law.

This Agreement and the other Loan Documents any claims, controversy or dispute arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) shall be governed by, and construed in accordance with, the laws of the State of New York.

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Section 9.13    Consent to Jurisdiction; Service of Process and Venue.

(a)        Consent to Jurisdiction.  The Company and each other Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York sitting State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Lender, the Swingline Lender or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Company or any other Credit Party or its properties in the courts of any jurisdiction.

(b)        Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(c)        Venue.  The Company and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.14    Confidentiality.

Each of the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Credit Document or Bank Product or any action or proceeding relating to this Agreement, any other Credit Document or Bank Product or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) (i) any actual or prospective party (or its partners, directors, officers, employees, managers, administrators, trustees, agents, advisors or other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Swingline Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Credit Party.

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For purposes of this Section, “Information” shall mean all information received from any Credit Party or any of its Subsidiaries relating to any Credit Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, the Swingline Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any of its Subsidiaries; provided that, in the case of information received from any Credit Party or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.15    Acknowledgments.

The Company and the other Credit Parties each hereby acknowledges that:

(a)        it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b)        neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company or any other Credit Party arising out of or in connection with this Agreement and the relationship between the Administrative Agent and the Lenders, on one hand, and the Company and the other Credit Parties, on the other hand, in connection herewith is solely that of creditor and debtor; and

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(c)        no joint venture exists among the Lenders and the Administrative Agent or among the Company, the Administrative Agent or the other Credit Parties and the Lenders.

Section 9.16    Waivers of Jury Trial; Waiver of Consequential Damages.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.17    Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrowers that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers and the other Credit Parties, which information includes the name and address of the Borrowers and the other Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers and the other Credit Parties in accordance with the Patriot Act.

Section 9.18    Resolution of Drafting Ambiguities.

Each Credit Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other Credit Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 9.19    Subordination of Intercompany Debt.

Each Credit Party agrees that all intercompany Indebtedness among Credit Parties (the “Intercompany Debt”) is subordinated in right of payment, to the prior payment in full of all Credit Party Obligations.  Notwithstanding any provision of this Credit Agreement to the contrary, provided that no Event of Default has occurred and is continuing, Credit Parties may make and receive payments with respect to the Intercompany Debt to the extent otherwise permitted by this Credit Agreement; provided that in the event of and during the continuation of any Event of Default, no payment shall be made by or on behalf of any Credit Party on account of any Intercompany Debt.  In the event that any Credit Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section, such payment shall be held by such Credit Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the Administrative Agent.

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Section 9.20    Continuing Agreement.

This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Credit Party Obligations (other than those obligations that expressly survive the termination of this Credit Agreement) have been paid in full and all Commitments and Letters of Credit have been terminated.  Upon termination, the Credit Parties shall have no further obligations (other than those obligations that expressly survive the termination of this Credit Agreement) under the Credit Documents and the Administrative Agent shall, at the request and expense of the Borrowers, deliver all the Collateral in its possession to the Company and release all Liens on the Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Administrative Agent shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

Section 9.21    Press Releases and Related Matters.

The Credit Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Credit Documents without the prior written consent of such Person, unless (and only to the extent that) the Credit Parties or such Affiliate is required to do so under law and then, in any event, the Credit Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.  The Credit Parties consent to the publication by Administrative Agent or any Lender of customary advertising material relating to the Transactions using the name, product photographs, logo or trademark of the Credit Parties; provided that the Administrative Agent obtains the prior written consent of the applicable Credit Party (including as to the form and manner of such use).

Section 9.22    Appointment of Company.

Each of the Subsidiary Borrowers and the Guarantors hereby appoints the Company to act as its agent for all purposes under this Agreement and agrees that (a) the Company may execute such documents on behalf of such Subsidiary Borrower or Guarantor, as applicable, as the Company deems appropriate in its sole discretion and each Guarantor and each Subsidiary Borrower shall be obligated by all of the terms of any such document executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or the Lender to the Company shall be deemed delivered to each Subsidiary Borrower and each Guarantor and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Company on behalf of each Guarantor and each Subsidiary Borrower.

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Section 9.23    No Advisory or Fiduciary Responsibility.

In connection with all aspects of each Transaction, each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Credit Parties and their Affiliates, on the one hand, and the Administrative Agent and WFS, on the other hand, and the Credit Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transactions and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and WFS each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Credit Party or any of their Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent nor WFS has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Credit Party with respect to any of the Transactions or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or WFS has advised or is currently advising any Credit Party or any of its Affiliates on other matters) and neither the Administrative Agent nor WFS has any obligation to any Credit Party or any of their Affiliates with respect to the Transactions except those obligations expressly set forth herein and in the other Credit Documents; (d) the Administrative Agent and WFS and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and neither the Administrative Agent nor WFS has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent and WFS have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the Transactions (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Credit Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or WFS with respect to any breach or alleged breach of agency or fiduciary duty.

Section 9.24    Responsible Officers and Authorized Officers.

The Administrative Agent and each of the Lenders are authorized to rely upon the continuing authority of the Responsible Officers and the Authorized Officers with respect to all matters pertaining to the Credit Documents including, but not limited to, the selection of interest rates, the submission of requests for Extensions of Credit and certificates with regard thereto.  Such authorization may be changed only upon written notice to Administrative Agent accompanied by (a) an updated Schedule 3.28 and (b) evidence, reasonably satisfactory to Administrative Agent, of the authority of the Person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent (or such earlier time as agreed to by the Administrative Agent).

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Section 9.25    Hedging Agreements.

The Borrowers may cause all or a portion of the Revolving Credit Facility and/or the Term Loan then outstanding to be hedged pursuant to Hedging Agreements with one or more Lenders or other counterparty acceptable to the Administrative Agent.

Section 9.26    Concerning Joint and Several Obligations of the Borrowers.

                        (a)        Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

                        (b)        Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Credit Party Obligations, it being the intention of the parties hereto that all the Credit Party Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

                        (c)        If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Credit Party Obligations as and when due or to perform any of the Credit Party Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Credit Party Obligation.

                        (d)        The obligations of each Borrower under the provisions of this Section constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever.

                        (e)        Except as otherwise expressly provided herein, each Borrower hereby waives, to the extent permitted by law, notice of acceptance of its joint and several liability, notice of any  Loan made under this Credit Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by any Lender under or in respect of any of the Credit Party Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement.  Each Borrower hereby assents to, and waives notice of, to the extent permitted by law, any extension or postponement of the time for the payment of any of the Credit Party Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Credit Party Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Credit Party Obligations or in part, at any time or times, of any security for any of the Credit Party Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section, it being the intention of each Borrower that, so long as any of the Credit Party Obligations remain unsatisfied, the obligations of such Borrower under this Section shall not be discharged except by performance or payment and then only to the extent of such performance or payment.  The obligations of each Borrower under this Section shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender.  The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

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                        (f)         The provisions of this Section are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against the other Borrower or to exhaust any remedies available to it against the other Borrower or to resort to any other source or means of obtaining payment of any of the Credit Party Obligations or to elect any other remedy.  The provisions of this Section shall remain in effect until all the Credit Party Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Credit Party Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section will forthwith be reinstated in effect, as though such payment had not been made.

                        (g)        Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code), after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Credit Party under applicable law.

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(h)        The Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below).  The payment obligation of any Borrower to any Excess Funding Borrower under this Section shall be subordinate and subject in right of payment to the prior payment in full of the Credit Party Obligations of such Borrower under the other provisions of this Credit Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such Credit Party Obligations.  For purposes hereof, (i) “Excess Funding Borrower” shall mean, in respect of any Credit Party Obligations arising under the other provisions of this Credit Agreement (hereafter, the “Joint Obligations”), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) “Excess Payment” shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) “Pro Rata Share”, for the purposes of this Section, shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of such Borrower and the other Borrower exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrower hereunder) of such Borrower and the other Borrower, all as of the Closing Date (if any Borrower becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section such subsequent Borrower shall be deemed to have been a Borrower as of the Closing Date and the information pertaining to, and only pertaining to, such Borrower as of the date such Borrower became a Borrower shall be deemed true as of the Closing Date).

Section 9.27    Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of any Credit Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, each Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

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ARTICLE X

GUARANTY

Section 10.1    The Guaranty.

In order to induce the Lenders to enter into this Agreement and any Bank Product Provider to enter into any Bank Product and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Bank Product, each of the Guarantors hereby agrees with the Administrative Agent, the Lenders and the Bank Product Providers as follows:  each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations.  If any or all of the indebtedness becomes due and payable hereunder or under any Bank Product, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, the Bank Product Providers, or their respective order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations.  The Guaranty set forth in this Article X is a guaranty of timely payment and not of collection.  The word “indebtedness” is used in this Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrowers, including specifically all Credit Party Obligations, arising in connection with this Agreement, the other Credit Documents or any Bank Product, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrowers may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

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Section 10.2    Bankruptcy.

Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrowers to the Lenders and any Bank Product Provider whether or not due or payable by the Borrowers upon the occurrence of any Bankruptcy Event and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders and to any such Bank Product Provider, or order, on demand, in lawful money of the United States.  Each of the Guarantors further agrees that to the extent that a Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender or any Bank Product Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrowers or a Guarantor, the estate of a Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 10.3    Nature of Liability.

The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrowers whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrowers, or (e) any payment made to the Administrative Agent, the Lenders or any Bank Product Provider on the Credit Party Obligations which the Administrative Agent, such Lenders or such Bank Product Provider repay the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

Section 10.4    Independent Obligation.

The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrowers, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrowers and whether or not any other Guarantor or any other Borrower is joined in any such action or actions.

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Section 10.5    Authorization.

Each of the Guarantors authorizes the Administrative Agent, each Lender and each Bank Product Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Agreement and any Bank Product, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine, (d) release or substitute any one or more endorsers, Guarantors, the Borrowers or other obligors and (e) to the extent otherwise permitted herein, release or substitute any Collateral.

Section 10.6    Reliance.

It is not necessary for the Administrative Agent, the Lenders or any Bank Product Provider to inquire into the capacity or powers of the Borrowers or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 10.7    Waiver.

(a)        Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender or any Bank Product Provider to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrowers, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s, any Lender’s or any Bank Product Provider’s power whatsoever.  Each of the Guarantors waives any defense based on or arising out of any defense of the Borrowers, any other guarantor or any other party other than payment in full of the Credit Party Obligations (other than contingent indemnification obligations), including, without limitation, any defense based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment in full of the Credit Party Obligations.  The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrowers or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated.  Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against any Borrower or any other party or any security.

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(b)        Each of the Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c)        Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders or any Bank Product Provider against any Borrower or any other guarantor of the Credit Party Obligations of the Borrowers owing to the Lenders or such Bank Product Provider (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full and the Commitments have been terminated.  Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any Bank Product Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrowers and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders and/or the Bank Product Providers to secure payment of the Credit Party Obligations of the Borrowers until such time as the Credit Party Obligations (other than contingent indemnification obligations) shall have been paid in full and the Commitments have been terminated.

Section 10.8    Limitation on Enforcement.

The Lenders and the Bank Product Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or such Bank Product Provider (only with respect to obligations under the applicable Bank Product) and that no Lender or Bank Product Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Agreement and for the benefit of any Bank Product Provider under any Bank Product.

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Section 10.9    Confirmation of Payment.

The Administrative Agent and the Lenders will, upon request after payment of the Credit Party Obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrowers, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

 [Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

COMPANY:                                                   INNOPHOS HOLDINGS, INC.,

a Delaware corporation

By:

Name: Neil Salmon

Title:   Vice President and Chief Financial Officer

SUBSIDIARY BORROWERS:                   INNOPHOS INVESTMENTS HOLDINGS, INC.,

                                                                        a Delaware corporation

By:

Name: Neil Salmon

Title:   Vice President and Chief Financial Officer

                                                                        INNOPHOS, INC.,

                                                                        a Delaware corporation

By:

Name: Neil Salmon

                                                                        Title:   Vice President and Chief Financial Officer

GUARANTORS:                                           NONE.

ADMINISTRATIVE AGENT:                     WELLS FARGO BANK, NATIONAL

ASSOCIATION, as a Lender and as Administrative Agent on behalf of the Lenders

By:

Name:

Title:

LENDERS:                                                     [LENDER],

                                    as a Lender

By:

Name:

Title: